UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

ChromaDex Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-140056	20-5339393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard Suite G, First Floor Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 419-0288

Cody Resources, Inc. 2915 W. Charleston Blvd., Ste. 7, Las Vegas, NV 89102
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 4.01 Changes in Registrant’s Certifying Accountant
Item 5.01 Change in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06 Change in Shell Company Status
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
SIGNATURES
Exhibit 2.1
Exhibit 3.1
Exhibit 3.2
Exhibit 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 4.4
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.14
Exhibit 10.5
Exhibit 10.6
Exhibit 10.7
Exhibit 10.8
Exhibit 10.9
Exhibit 10.10
Exhibit 10.12
Exhibit 10.13
Exhibit 10.14
Exhibit 16.1
Exhibit 21.1

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes filed herein.
In this Form 8-K, references to “we,” “our,” “us,” “the Company,” “our company,” the “combined companies” or the “Registrant” for periods after the closing of the Merger as defined in Section 2.01 below refer to ChromaDex Corporation, a Delaware corporation (successor by merger with Cody Resources, Inc., a Nevada corporation and referred to herein as “Cody”), and ChromaDex, Inc., a California corporation (“ChromaDex”), a wholly-owned subsidiary of Cody. All references to “we,” “our” and “us” for periods prior to the closing of the Merger refer to ChromaDex. All references to the “Registrant” prior to the closing of the Merger refer to Cody.
Item 1.01 Entry into a Material Definitive Agreement
On May 21, 2008, Cody Resources, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cody Resources, Inc., CDI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Cody (“Acquisition Sub”), and ChromaDex (the “Merger”). Subsequent to the signing of the Merger Agreement, Cody Resources, Inc. merged with and into a Delaware corporation for the sole purpose of changing the domicile of Cody Resources, Inc. to the State of Delaware. Subsequent to the signing of the Merger Agreement, and to changing its domicile, Cody Resources, Inc. amended its articles of incorporation to change its name to “ChromaDex Corporation.”
Pursuant to the terms of the Merger Agreement, and upon satisfaction of specified conditions, including approval by ChromaDex shareholders on June 18, 2008, Acquisition Sub merged with and into ChromaDex, and ChromaDex, as the surviving corporation, became a wholly-owned subsidiary of Cody.
On the closing date, pursuant to the terms of the Merger Agreement, former ChromaDex shareholders received approximately 23,522,122 shares of Cody Common Stock (the “Cody Common Stock”), or approximately 83.94% of the post-merger company’s outstanding shares. The shares of Cody Common Stock were issued pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The shares are unregistered, restricted stock bearing a restrictive legend. See “Cody Shares Eligible for Future Sale” at Item 2.01 of this Form 8-K.
The material terms of the Merger Agreement are described more fully in Item 2.01 of this Current Report on Form 8-K. The information therein is hereby incorporated into this Item 1.01 by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
As described in Item 1.01 above, on June 20, 2008, Cody acquired ChromaDex, a supplier of phytochemical reference standards and reference materials, related contract services, and products for the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and cosmetic markets in a merger (“Merger”). CDI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Cody (“Acquisition Sub”), merged with and into ChromaDex. The outstanding ChromaDex common stock was converted into 23,522,122 shares of Cody Common Stock, or approximately 83.94% of the post-merger company’s outstanding shares. See “Cody Shares Eligible for Future Sale” below.

Pursuant to the Merger Agreement, the directors and executive officers of Cody, Donald Sampson and Barbara Grant, resigned from their respective positions with Cody at the closing of the Merger. The directors and executive officers of ChromaDex immediately prior to the Merger became the directors and executive officers of Cody. See “Management” below.
Change in Corporate Headquarters
In connection with the closing of the Merger, Cody relocated its corporate headquarters from 2915 W. Charleston Blvd., Ste. 7, Las Vegas, NV 89102 to 10005 Muirlands Boulevard, Suite G, First Floor, Irvine, CA 92618.
Accounting Treatment
For accounting purposes, the Merger is being accounted for as a reverse merger, which means ChromaDex will be deemed to have acquired Cody. This accounting treatment was required since the shareholders of ChromaDex now own a substantial majority of the issued and outstanding shares of common stock of the Registrant, and certain of the directors and executive officers named by ChromaDex became the directors and executive officers of the Registrant at the closing, replacing the prior directors and executive officers. No agreements exist among present or former controlling shareholders of the Registrant or present or former officers and directors of ChromaDex with respect to the future election of the members of the Registrant’s Board of Directors, and to the Registrant’s knowledge, no other agreements exist which might result in a change of control of the Registrant. See the pro forma financial information in this Form 8-K for further details.
Treatment of Options and Warrants
Cody assumed each stock option to purchase shares of ChromaDex’s common stock that was outstanding immediately prior to the Merger, whether or not then vested or exercisable (each, an “Assumed ChromaDex Option”). Each Assumed ChromaDex Option was converted into an option to acquire that number of shares of Cody Common Stock equal to the number of shares of ChromaDex common stock subject to such option, at an exercise price equal to the exercise price stated in such option, subject in all respects to all other terms and conditions of such option. At closing, Cody assumed options representing rights to purchase up to approximately 3,301,937 shares of Cody Common Stock at a weighted average exercise price of $1.35 per share of Cody Common Stock. Cody assumed both the 2000 Non-Qualified Incentive Stock Option Plan effective October 1, 2000 (the “2000 Plan”) and the Second Amended and Restated 2007 Equity Incentive Plan effective March 13, 2007 (the “2007 Plan”). The 2000 Plan and the 2007 Plan are each described below under “Equity Incentive Plans” and are included as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K.
Further, Cody assumed each warrant to purchase, acquire or otherwise receive ChromaDex shares, exclusive of Assumed ChromaDex Options outstanding immediately prior to the Merger, whether or not then vested or exercisable (each, an “Assumed ChromaDex Warrant”). Each Assumed ChromaDex Warrant was converted into a warrant to acquire that number of shares of Cody Common Stock equal to the number of shares of ChromaDex capital stock subject to such warrant at a purchase price per share equal to the purchase price per share of such warrant, subject in all respects to all other terms and conditions of such warrant. At closing, Cody assumed warrants representing rights to purchase up to approximately 1,314,303 shares of Cody Common Stock at a weighted average exercise price of $2.67 per share of Cody Common Stock. Warrants were originally issued in connection with a private placement offering by ChromaDex discussed below in “Recent Sales of Unregistered Securities.” A copy of the Form of Warrant to Purchase Shares of Common Stock of ChromaDex, Inc. is included as Exhibit 4.4 to this Current Report on Form 8-K.

FORM 10 DISCLOSURES
Prior to the Merger, Cody was a “shell company” as defined in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, because it had no or nominal operations, and assets consisting of cash, cash equivalents and nominal other assets. As disclosed elsewhere in this report, on June 20, 2008, we acquired ChromaDex in the Merger. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the Merger disclosed under Item 2.01, then the Registrant must disclose the information that would be required if the Registrant were filing a general form for registration of securities under the Securities Exchange Act of 1934, as amended.
Cody ceased to be a shell company upon consummation of the Merger. Accordingly, we are providing the required information. Except where stated otherwise, the information provided below relates to the combined company after the Merger.
DESCRIPTION OF BUSINESS
BACKGROUND: CODY BEFORE THE MERGER
Cody was incorporated on July 19, 2006 under the laws of the State of Nevada. Until its third quarter of 2007, Cody was an exploration stage company engaged in the exploration of mineral properties. Cody acquired an option to purchase an interest in mineral claims referred to as the Vulture mineral claims. Cody’s plan of operations was to carry out exploration work on these claims in order to ascertain whether they possessed commercially exploitable quantities of copper, lead, zinc, gold, and other metallic minerals. During its third quarter of 2007, Cody commenced exploration activities on the Vulture mineral claims. Specifically, Cody conducted a soil geochemistry program under the guidance of its geological consultant, Mr. Marvin A. Mitchell. The results of this program were discouraging. In his report, Mr. Mitchell reports that the program failed to detect significant anomalous values of exploitable minerals. As such, no additional exploration was recommended at this time. On January 16, 2007, Cody filed a registration statement with the Securities and Exchange Commission to register the Company’s common stock under the Securities Exchange Act of 1934, as amended.
Based on the recommendations of its consulting geologist, during its third quarter of 2007, Cody decided to abandon its exploration program on the Vulture mineral claims. As such, Cody lost all interest in the option that it acquired on the property. It has been an inactive shell corporation since such time.
BACKGROUND: CHROMADEX BEFORE THE MERGER
ChromaDex was originally formed as a California corporation on February 19, 2000 under the name ChromaDex, Inc. On April 23, 2003, ChromaDex acquired the research and development group of natural product experienced chemists of Napro Biotherapeutics (currently Tapestry Pharmaceuticals) located in Boulder, Colorado, and placed such assets in a newly-formed, wholly-owned subsidiary of ChromaDex named ChromaDex Analytics, Inc., a Nevada corporation.
INFORMATION ABOUT CHROMADEX
Company Overview
Our business is now the business conducted by our principal subsidiaries, ChromaDex and ChromaDex Analytics. ChromaDex supplies phytochemical reference standards and reference materials, related contract services, and products for the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and cosmetic markets. For the calendar years ended December 29, 2007 and December 31, 2006, ChromaDex had revenues of $4,754,073 and $3,517,957, respectively. Between January and May 21, 2008, ChromaDex raised approximately $3,574,900 in a private placement and Chromadex is continuing to raise additional capital to reach a total of $6,000,000 through the offering of shares of common stock and warrants. ChromaDex’s core business strategy is to use the intellectual property harnessed by its expertise in the area of natural products and in the creation of reference materials to the industry as the basis for providing new and alternative, “green”, mass marketable products to its customers. The Company’s strategy is to license its intellectual property (“IP”) to companies who will commercialize it. The Company anticipates that the net result will be a long term flow of intellectual property milestone and royalty payments for the Company.

ChromaDex is a leader in supplying phytochemical standards, reference materials and libraries. We believe these phytochemicals are the current gold standards for the quality control of natural products such as dietary supplements, cosmetics, food and beverages, and pharmaceuticals. In addition, we believe these standards are essential elements for future product development in all the above areas.
We believe there is a rapidly growing need both at the manufacturing and government regulatory level for reference standards, analytical methods and other quality assurance methods to insure that the products distributed to consumers contain not only what is claimed on the label, but are also safe and effective. This need is driven by the increased awareness at the consumer level of the lack of adequate quality controls as related to functional food, nutraceutical or dietary supplement based products. ChromaDex has taken advantage of both the supply chain needs and regulatory requirements to build its core standards business. The Company believes it is now in a position to significantly expand its current business and capitalize on additional opportunities in product development, contract research and the exploitation and commercialization of the intellectual property that it has acquired from the development of its standards.
The Company’s core product catalog and contract service business effectively becomes a filter for screening thousands of potential natural product candidates. By using the market information gathered by the Company’s business model, followed by an investment in research and development, new natural products-related IP can be brought to the market with a much lower investment cost and an increased chance of success.
Our Strategy
Our business strategy is to identify, acquire, reduce-to-practice, and commercialize innovative new natural products and “green chemistry” technologies, with an initial industry focus on the dietary supplement, cosmetic, food and beverage markets, as well as novel pharmaceuticals. We plan to utilize our experienced management team to commercialize these natural product technologies by advancing them through the proper regulatory approval processes, arranging for reliable and cost-effective manufacturing, and to ultimately either sell or license the product lines to others.
•
Expansion and growth of the core business: ChromaDex intends to continue to expand its phytochemical standards offerings, the core of its business. Currently, the Company has 3,000 defined standards. The Company expects to add 500 to 1,000 new standards each and every year.

•
Expansion of manufacturing capacity: ChromaDex is expanding its pilot manufacturing capacity to satisfy the growing need for customer clinical studies, new product development and early stage manufacturing.

•	Expansion into new markets: ChromaDex is developing business in untapped international markets and new and innovative product offerings, such as screening compound libraries.

•
Commercialization of intellectual property: Many current ChromaDex development products should and will spin off unique technologies that are or will be themselves, independently capable of commercialization and becoming a significant new revenue source. IP will also be developed from the Company’s expansion into new markets.

•
Expansion through acquisitions: ChromaDex is a leader in the phytochemical standards market. Other smaller competitors are having difficulty expanding their revenue base and are prime candidates for acquisition. We believe this roll-up strategy could eventually leave ChromaDex as the provider of choice for phytochemical standards and libraries.

Overview of our Products and Services
ChromaDex is headquartered in Irvine, California, with its analytical and research laboratory facility situated in Boulder, Colorado. The Company’s wholly owned subsidiary, ChromaDex Analytics, Inc. (“ChromaDex Analytics”), based in Boulder, Colorado, operates a modern, well-equipped facility with 13,000 square feet of laboratory and office space. While ChromaDex performs many of the contract services and research for our clients, ChromaDex Analytics manufactures our products and provides all analytical services and a laboratory division of support for ChromaDex.
ChromaDex has invested in excess of $2-million in laboratory equipment along with personnel possessing over 150 years of combined pharmaceutical and natural products chemistry experience.
Current products and services provided are:
•
Supply of reference standards, materials & kits. ChromaDex, through its catalog, supplies a wide range of products which are necessary for quality control of raw materials and consumer products. Reference standard and materials and the kits created from them are used for research and quality control in dietary supplements, cosmetics, food and beverages, and the pharmaceuticals industries.

•
Supply of fine chemicals and phytochemicals. As the demand for new natural products and phytochemicals increases, ChromaDex can scale up and supply our core products in the gram to kilogram scale as needed by companies who require these products for research and new product development.

•
Bioluminex™. Bioluminex™ is a bio-analytical method which we developed pursuant to a worldwide exclusive license agreement with Bayer Ag, to identify the presence of toxic or harmful compounds in water, dietary ingredients, food products and food ingredients. In October 2004, ChromaDex received a grant from The United States Food and Drug Administration (“FDA”) of $525,000 to complete the development of Bioluminex as a commercially viable test kit. The first phase launch of Bioluminex which took place in March 2005, was a soft launch after the completion of the FDA grant. ChromaDex is planning a more aggressive formal market launch for Bioluminex at the end of 2008, or the beginning of 2009.

•	Contract services. ChromaDex, through ChromaDex Analytics, provides a wide range of contract services to the industry ranging from routine contract analysis to elaborate contract research.

•	Consulting services. ChromaDex provides a comprehensive range of consulting services such as regulatory support, new ingredient or product development, risk management and litigation support services.

•
Process development. Developing cost effective and efficient processes for manufacturing natural products can be very difficult and time consuming. ChromaDex can assist customers in creating processes for cost effectively manufacturing natural products, using “green chemistry”.

•	Intellectual property. ChromaDex will utilize its expertise in natural products and “green chemistry” to either license or develop new intellectual property which will be licensed to the industry.
Products and services in development are:
•	Process scale manufacturing. ChromaDex intends to invest in a pilot plant facility to have the capability of manufacturing at a process scale.

•	Phytochemical libraries. ChromaDex will continue to invest in the development of natural product based libraries by both creating these libraries internally as well as through licensing.

•	Plant extracts libraries. ChromaDex will create an extensive library of plant extracts using its already extensive list of botanical reference materials.

•
Databases for cross-referencing phytochemicals. ChromaDex is working on building a database for cross referencing phytochemicals against an extensive list of plants, including links to possible references to ethnopharmacological, enthnobotanical, biological activity, and clinical evidence.

•
Anthocyanidins. Intellectual property based on new licensed technology for production of Anthocyanidins, which are a class of compounds with many novel uses in food, cosmetics, dietary supplements, and Pharmaceuticals.

•	Simmondsin. Royalty payments for intellectual property for jojoba extract (simmondsin) for weight loss.
In 2004, ChromaDex started receiving its first royalty payments for licensed intellectual property for the naturally-derived compound Sclareolide. Sclareolide, as developed by ChromaDex, is a novel diterpene isolated from Salvia sclarea (commonly known as clary sage), which was created as a partnership with Avoca. ChromaDex anticipates launching its second IP licensable product in 2008.
Sales and Marketing Strategy
ChromaDex sales model for its products and services is based on direct inside technical sales. The Company hires technical sales staff with appropriate scientific background in chemistry, biology, biochemistry or other related scientific fields. All sales staff currently operate from ChromaDex headquarters in Irvine, California and perform their sales duties by using combinations of telemarketing and e-mail. Sales staff are required to perform both sales and customer service duties. ChromaDex plans to add outside, field sales representatives in the future as needed. All sales staff are compensated under a uniform basic pay model based on salary and commission.
USA and Canada:
ChromaDex employs the use of an aggressive direct mail marketing strategy in combination with a range of other marketing activities to promote and sell both products and services.
•	Direct mail marketing (catalogs, brochures and flyers)

•	Tradeshows and conferences

•	Internet

•	Website

•	Advertising in trade publications

•	Press releases
ChromaDex intends to use an aggressive direct marketing approach to promote both products and services to all markets that the Company targets for direct sales.
International:
ChromaDex also uses international distributors to handle several foreign countries or markets. The use of distributors for international markets has proven to be more effective than direct sales for some countries.
Currently, ChromaDex has exclusive distribution agreements in place for the following countries or regions:
•	LGC Standards: Europe

•	JMC: Brazil and South America

ChromaDex also uses non-exclusive distributors for several other countries including:
•	Korea

•	India

•	Japan

•	Australia and New Zealand

•	China

•	Indonesia, Malaysia, Singapore and Thailand

•	Mexico
Non-exclusive distributors who show significant productivity are considered for becoming exclusive distributors.
Business Opportunity
According to the Natural Marketing Institute, the Dietary Supplement, Functional Food and Beverage, and Natural Personal Care markets represent approximately $200+-billion in sales worldwide. The quality control and assurance of some of the products in these markets are, as noted previously, largely “under regulated,” and represent the basis of ChromaDex’s substantial growth potential — concentrating on overall content of products, active/marker components, uniformity of production, and toxicology, as is the case in the pharmaceutical industry. There is an increasing demand for new products, ingredients and ideas for natural products. The pressure for new innovative products, which are “natural” or “green” based, cuts across all markets including food, beverage, cosmetic and pharmaceutical.
While we believe that doctors and patients have become more receptive to the use of botanical/herbal-based and natural/dietary ingredients to prevent or treat illnesses and improve quality of life, the medical establishment has conditioned its acceptance on a significantly improved demonstration of efficacy, safety and quality control comparable to that imposed on pharmaceuticals. Nevertheless, little is currently known about the constituents, active compounds and safety of many botanical/herbal and natural ingredients, and few qualified chemists and technology based companies exist to supply the information and products necessary to meet the burgeoning market need. Natural products are complex mixtures of many compounds, with significant variability arising from growing and extraction conditions. Among developments, highlighting the need for standards and quality assurance/control:
•
The FDA published its draft guidance for Good Manufacturing Practices (“GMPs”) for dietary supplements on March 13, 2003. The final rule from this guidance was made effective June 2007, with a 36 month phase-in period for full compliance;

•	The FDA published draft guidance for the approval of “Botanical Drugs” in June 2005;

•
According to the Washington Post, the FDA and the FTC have recently fined four mass marketers of weight loss supplements a total of $25 million, because they could not adequately substantiate their respective weight loss claims; and

•
Regulatory agencies around the world have started to review the need for the regulation of herbal and natural supplements and are considering regulations that will include testing for the presence of toxic or adulterating compounds, drug/compound interactions and evidence that the products are biologically active for their intended use.

Business Model
The Company’s business model is built around supplying reference standards products and services to its primary markets. This provides capital and brand positioning to allow ChromaDex access to its markets in a ‘trusted advisor’ capacity, from where the Company can develop botanical solutions with increased value to meet client needs.
ChromaDex is also unique in that it creates value throughout the supply chain of pharmaceutical, dietary supplements, functional foods and personal care markets. It does this specifically by:
•	Combining the analytical method and characterization of the material with the technical support for the sale of reference materials;

•	Helping companies to comply with new government regulations and therefore helping the government to regulate these industries; and

•	Providing value-added solutions to every layer of the supply chain therefore increasing the overall quality of products being produced.
The Company will use the market information gathered through its core products and services business to create and license intellectual property.
Government Regulation
Some of our operations are subject to regulation by various U.S. federal agencies and similar state and international agencies, including the FDA, U.S. Federal Trade Commission, U.S. Department of Commerce, the U.S. Department of Transportation, the U.S. Department of Agriculture and other comparable state and international agencies. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, handling, sales and distribution of products.
FDA Regulation
Our primary products and services, i.e. supplying photochemical standards, reference materials, and libraries, are not directly subject to regulation by the FDA. However, companies may use these products and services to comply with FDA regulatory requirements. For example, the FDA’s final rule on Good Manufacturing Practices (GMPs) for dietary supplements was published in June 2007, and outlines a timeline of one to three years for companies to become fully compliant, depending on the size of the company. ChromaDex is in key position to benefit from the implementation and enforcement of GMPs by the FDA which, in part, require companies to evaluate products for identity, strength, purity and composition. ChromaDex provides tools necessary for dietary supplement companies to comply with GMPs. ChromaDex also offers an extensive range of contract services and consulting to assist companies with their compliance needs.
Our strategy to commercialize innovative new natural products may be subject to extensive FDA regulation. Depending on the category of product, i.e., dietary supplement, cosmetic, food, or pharmaceutical, the FDA, under the Food, Drug and Cosmetic Act (“FDCA”), can regulate:
•	product testing;

•	product labeling;

•	product manufacturing and storage;

•	premarket clearance or approval;

•	advertising and promotion; and

•	product sales and distribution.
The FDCA has been amended several times with respect to dietary supplements, in particular by the Dietary Supplement Health and Education Act of 1994, known as DSHEA. DSHEA established a new framework governing the composition and labeling of dietary supplements. Generally, under DSHEA, dietary ingredients that were marketed in the United States before October 15, 1994 may be used in dietary supplements without notifying the FDA. However, a “new” dietary ingredient (a dietary ingredient that was not marketed in the United States before October 15, 1994) must be the subject of a new dietary ingredient (“NDI”) notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered.” A new dietary ingredient notification must provide the FDA evidence of a “history of use or other evidence of safety” establishing that use of the dietary ingredient “will reasonably be expected to be safe.” A new dietary ingredient notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. There can be no assurance that the FDA will accept the evidence of safety for any new dietary ingredients that we may want to commercialize, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients. The FDA is in the process of developing guidance for the industry to clarify the FDA’s interpretation of the new dietary ingredient notification requirements, and this guidance may raise new and significant regulatory barriers for new dietary ingredients.
In order for any new ingredient developed by ChromaDex to be used in conventional food or beverage products in the United States (“US”), it would either have to be approved by the FDA as a food additive pursuant to a food additive petition (“FAP”), or be generally recognized as safe (“GRAS”). The FDA does not have to approve a company’s determination that an ingredient is GRAS, however a company can notify the FDA of its determination. There can be no assurance that the FDA will approve any FAP for any ingredient that we may want to commercialize, or agree with our determination that an ingredient is GRAS, either of which outcome could prevent the marketing of such ingredient.
We do not expect to be bearing the costs associated with NDI Notifications, FAPs, or GRAS filings with the FDA, as we will generally be licensing any technology to partner companies who have an interest in the product market segment before such filings would be necessary.
Advertising Regulation
In addition, the Federal Trade Commission (“FTC”) regulates the advertising of dietary supplements, foods, cosmetics, and over-the-counter (“OTC”) drugs. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to adequately substantiate claims made in advertising or for the use of false or misleading advertising claims. These enforcement actions have often resulted in consent decrees and the payment of civil penalties, restitution, or both, by the companies involved. We also may be subject to regulation under various state and local laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements, foods, cosmetics and OTC drugs.
International
International sales of dietary ingredients are subject to foreign government regulations, which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ. In addition, the export by us of certain of our products that have not yet been cleared or approved for domestic distribution may be subject to FDA export restrictions. There can be no assurance that we will receive on a timely basis, if at all, any foreign government or United States export approvals necessary for the marketing of its products abroad.

The primary regulatory environment in Europe is that of the European Union, which consists of twenty-seven countries, encompassing most of the major countries in Europe. Other countries, such as Switzerland, have voluntarily adopted laws and regulations that mirror those of the European Union with respect to dietary ingredients.
Competitive Business Conditions
We believe that there are very few competitors within the standardization and quality testing niche of the natural products market. Below is a current list of some competitors. Competitors listed already have reference standards developed or are currently taking steps to develop botanical standards. Of the competitors listed, some either currently sell fine chemicals, which by default are sometimes being used as reference standards, or are closely aligned with our market niche so as to reduce any barriers to entry if these companies wished to compete.
Competitors — Chemical
•	Sigma-Aldrich(SIAL) (USA)

•	Phytolab (Germany)

•	US Pharmacopoeia(USP) (USA)

•	Extrasynthese (France)
Competitors — Services
•	Covance

•	Eurofins

•	INB-Hauser
Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration
ChromaDex currently protects its IP through patents, trademarks, designs and copyrights on its products and services. The Company currently has existing patents for products such as Bioluminex and Jojoba extract (simmondsin) that require additional capital for product development and marketing.
ChromaDex’s core business strategy is to use the intellectual property harnessed in the supply of reference materials to the industry as the basis for providing new and alternative mass marketable products to its customers. The Company’s strategy is to license its intellectual property to companies who will commercialize it. The net result will be a long term flow of IP milestone and royalty payments for the Company.
ChromaDex has created a mechanism for harnessing ideas and turning them into finished products. For example, ChromaDex spent one to two years researching the viability of its Jojoba concept, but lacked the ability to finalize the development and necessary patent protection. After much scrutiny, ChromaDex selected Avoca, a subsidiary of RJ Reynolds Tobacco, as the appropriate partner for completion of this project. Avoca finalized the manufacturing process for the Jojoba extract and then the Company and Avoca jointly filed a patent to protect the intellectual property created by this joint venture. RJ Reynolds was a compatible partner for not only its manufacturing ability but also for its outstanding ability to defend the parties’ joint intellectual property and patent.

The following table sets forth ChromaDex’s existing patents and those to which we have licensed rights.

		Filing	Issued
Patent Number	Title	Date	Date	Expires	Licensor
US 6,238,928	Analytical process for testing	09/02/93	05/21/01	05/25/18	Licensed from Bayer
	mixtures for toxic constituents				Aktiengesell-schaft
6,673,563	Luminous bacteria and methods for	9/18/2001	1/6/2004	01/09/21	Licensed from L & J
	the isolation, identification and quantification of toxicants				Becvar, LP (1)
6,340,572	Kit for the isolation, identification	9/3/1999	1/22/2002	01/26/19	Licensed from L & J
	and quantification of toxicants				Becvar, LP (1)
6,017,722	Luminous bacteria and methods for	4/4/1991	1/25/2000	01/28/17	Licensed from L & J
	the isolation, identification and quantification of toxicants				Becvar, LP (1)
6,852,342	Compounds for altering food	3/26/2002	2/8/2005	02/12/22	Co-owned by Avoca,
	intake in humans				Inc. and ChromaDex
Manufacturing
In April 2003, ChromaDex acquired the ChromaDex Analytics group in Boulder, Colorado with laboratory operations and a manufacturing facility. We currently maintain our own manufacturing equipment and have the ability to manufacture our products in limited quantities, from milligrams to kilograms. For more information on ChromaDex Analytics, see “Information about ChromaDex — Products and Services” under Section 2.01 of this Current Report on Form 8-K. We intend to contract the manufacturing of the products that are developed and enter into strategic relationships or license agreements for sales and marketing of products that we develop when quantities required exceed our capacity at our Boulder facility.
We intend to hire manufacturing companies that meet the standards imposed by the FDA, the International Organization for Standardization (ISO), and the quality standards we will require through our own internal policies and procedures. We expect to monitor and manage supplier performance through a corrective action program. We believe these manufacturing relationships can minimize our capital investment, help control costs, and allow us to compete with larger volume manufacturers of phytochemicals and ingredients.
Following the receipt of products or product components from our third-party manufacturers, we currently contemplate inspecting, packaging and labeling, as needed, at our facility. We expect to reserve the right to inspect and assure conformance of each product and product component to our specifications. We will also consider manufacturing certain products or product components internally, if we have the capacity and when demand or quality requirements make it appropriate to do so.
Sources and Availability of Raw Materials and The Names of Principal Suppliers
We have identified reliable sources and suppliers of chemicals, phytochemicals and reference materials, which we believe will provide products in compliance with ChromaDex guidelines.
Research and Development
Our research and development efforts are initially focused on developing products and services focused on our core product and service offerings. Our own laboratory group has extensive experience in developing products related to our field of interest, and works closely with our sales and marketing group to design products and services that are intended to improve revenue. To support development, we also have a number of contracts with outside labs who aid us in our research and development process.

(1)
Improvements to information or discoveries covered by these patents are licensed from the Board of Regents of the University of Texas System until the full end of the term for which patent rights expire subject to the terms of the Patent License Agreement included as Exhibit 12.12 to this current report on Form 8-K.

Environmental Compliance
We will incur significant expense in complying with good manufacturing practices and safe handling and disposal of materials used in our research and manufacturing activities. We do not anticipate incurring material additional expense in order to comply with Federal, state and local environmental laws and regulations.
Facilities
See “Description of Property” below in this Item 2.01 of this Current Report on Form 8-K.
Employees
As of May 1, 2008, ChromaDex (including ChromaDex Analytics) had 39 employees, of whom 34 were full-time and 5 were part-time employees. We consider our relationships with our employees to be satisfactory. None of our employees is covered by a collective bargaining agreement.
Legal Proceedings
We are not involved in any legal proceedings which management believes may have a material adverse effect on our business, financial condition, operations, cash flows, or prospects.
Recent Developments
On June 18, 2008, we repurchased 1,222,795 shares of our outstanding common stock from Bayer Innovation GmbH (formerly Bayer Innovation Beteiligungsgescellschaft mbH), for an aggregate purchase price of $1,002,691.90 pursuant to a Share Redemption Agreement. We funded the repurchase by issuing a non-interest bearing promissory note for such amount, and the note is due on or before December 20, 2008. If the principal amount of the promissory note, or any part thereof, is not paid in full when due, the we must pay interest on the overdue principal amount at the rate of one and one half percent (1 1/2%) per month beginning January 1, 2009. The Share Redemption Agreement and the promissory note are included as Exhibits 10.13 and 10.14 respectively, to this Current Report on Form 8-K.
RISK FACTORS
Investing in Cody Common Stock involves a high degree of risk. Owners and potential investors should consider carefully the risks and uncertainties described below together with all other information contained in this Current Report on Form 8-K before making investment decisions with respect to our Common Stock. If any of the following risks actually occur, our business, financial condition, results of operations and our future growth prospects would be materially and adversely affected. Under these circumstances, the trading price and value of our common stock could decline resulting in a loss of all or part of your investment.
Risks Related to Our Business and Industry
We will need additional financing to meet our future capital requirements.
We will require significant additional funds, either through additional equity or debt financings or collaborative agreements or from other sources to engage in research and development activities with respect to our potential new product candidates and to establish the personnel necessary to successfully implement our business strategy. We have no commitments to obtain such financing, and we may not be able to obtain any such financing on terms favorable to us, or at all. In the event we are unable to obtain additional financing, we may be unable to implement our business plan.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.
Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example, our pending United States and foreign patent applications may not issue as patents in a form that will be advantageous to us or may issue and be subsequently successfully challenged by others and invalidated. In addition, our pending patent applications include claims to material aspects of our products and procedures that are not currently protected by issued patents. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Although we have taken steps to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.
In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations, and financial condition.
We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages.
Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.
Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

Our patents and licenses may be subject to challenge on validity grounds, and our patent applications may be rejected.
We rely on our patents, patent applications, licenses and other intellectual property rights to give us a competitive advantage. Whether a patent is valid, or whether a patent application should be granted, is a complex matter of science and law, and therefore we cannot be certain that, if challenged, our patents, patent applications and/or other intellectual property rights would be upheld. If one or more of those patents, patent applications, licenses and other intellectual property rights are invalidated, rejected or found unenforceable, that could reduce or eliminate any competitive advantage we might otherwise have had.
The prosecution and enforcement of patents licensed to us by third parties are not within our control, and without these technologies, our product may not be successful and our business would be harmed if the patents were infringed or misappropriated without action by such third parties.
We have obtained licenses from third parties for patents and patent application rights related to the products we are developing, allowing us to use intellectual property rights owned by or licensed to these third parties. We do not control the maintenance, prosecution, enforcement or strategy for many of these patents or patent application rights and as such are dependent in part on the owners of the intellectual property rights to maintain their viability. Without access to these technologies or suitable design-around or alternative technology options, our ability to conduct our business could be impaired significantly.
We may be subject to damages resulting from claims that we, our employees, or our independent contractors have wrongfully used or disclosed alleged trade secrets of others.
Some of our employees were previously employed at other dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic companies. We may also hire additional employees who are currently employed at other dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic companies, including our competitors. Additionally, consultants or other independent agents with which we may contract may be or have been in a contractual arrangement with one or more of our competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or independent contractors have used or disclosed any party’s trade secrets or other proprietary information. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail to defend such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to market existing or new products, which could severely harm our business.
Litigation may harm our business.
Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, or competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.
We face significant competition, including changes in pricing.
The markets for our products and services are both competitive and price sensitive. Many of our competitors have significant financial, operations, sales and marketing resources and experience in research and development. Competitors could develop new technologies that compete with our products and services or even render our products obsolete. If a competitor develops superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales and possibly profits. Failure to anticipate and respond to price competition may also impact sales and profits.
We believe that customers in our markets display a significant amount of loyalty to their supplier of a particular product. To the extent we are not the first to develop, offer and/or supply new products, customers may buy from our competitors or make materials themselves, causing our competitive position to suffer.
Many of our competitors are larger and have greater financial and other resources than we do.
Our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features which consumers may find attractive.
We depend on key personnel.
We depend greatly on Frank L. Jaksch, Jr. and Thomas C. Varvaro, who are our Chief Executive Officer and Chief Financial Officer, respectively. We also depend greatly on other key employees, including key scientific personnel. In general, only highly qualified and trained scientists have the necessary skills to develop and market our products and provide our services. In addition, some of our manufacturing, quality control, safety and compliance, information technology, sales, and e-commerce related positions are highly technical as well. Also, we face intense competition for these professionals from our competitors, customers, marketing partners and other companies throughout the industries in which we compete. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find and attract additional qualified employees or retain any such personnel. Our inability to hire qualified personnel, the loss of services of our key personnel, or the loss of services of executive officers or key employees that that may be hired in the future may have a material and adverse effect on our business.
Partnering for technological capabilities and new products and services.
Our ability to remain competitive may depend, in part, on our ability to continue to seek partners that can offer technological improvements and improve existing products and services that are offered to our customers. We are committed to attempting to keep pace with technological change, to stay abreast of technology changes, and to look for partners that will develop new products and services for our customer base. We cannot assure prospective investors that we will be successful in finding partners or be able to continue to incorporate new developments in technology, to improve existing products and services, or to develop successful new products and services, nor can the Company be certain that its newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace or that the costs involved in these efforts will not be substantial.
Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.
We are subject to the following factors, among others, that may negatively affect our operating results:
•	the announcement or introduction of new products by our competitors;

•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

•	our ability to attract and retain key personnel in a timely and cost effective manner;

•	technical difficulties;

•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

•	regulation by federal, state or local governments; and

•	general economic conditions as well as economic conditions specific to the healthcare industry.
As a result of our limited operating history and the nature of the markets in which we compete, it is extremely difficult for us to forecast accurately. We have based our current and future expense levels largely on our investment plans and estimates of future events although certain of our expense levels are, to a large extent, fixed. Assuming our products reach the market, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are and will remain difficult to forecast.
We may never develop any additional products to commercialize.
We have invested a substantial amount of our time and resources in developing various new products. Commercialization of these products will require additional development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before it can provide us with any revenue. Despite our efforts, these products may not become commercially successful products for a number of reasons, including:
•	we may not be able to obtain regulatory approvals for our products, or the approved indication may be narrower than we seek;

•	our products may not prove to be safe and effective in clinical trials;

•	we may experience delays in our development program;

•	any products that are approved may not be accepted in the marketplace;

•
we may not have adequate financial or other resources to complete the development or to commence the commercialization of our products and will not have adequate financial or other resources to achieve significant commercialization of our products;

•	we may not be able to manufacture any of our products in commercial quantities or at an acceptable cost;

•	rapid technological change may make our products obsolete;

•	we may be unable to effectively protect our intellectual property rights or we may become subject to a claim that our activities have infringed the intellectual property rights of others; and

•	we may be unable to obtain or defend patent rights for our products.

We face the risk of product liability claims or recalls and may not be able to obtain or maintain adequate product liability insurance.
Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of phytochemical products. We may be subject to such claims if our products cause, or appear to have caused, an injury. Defending a lawsuit, regardless of merit, could be costly, divert management attention and result in adverse publicity, which could result in the withdrawal of, or reduced acceptance of, our product in the market.
Although we have product liability insurance that we believe is adequate, this insurance is subject to deductibles and coverage limitations and we may not be able to maintain this insurance. If we are unable to maintain product liability insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect ourselves against potential product liability claims, we could be exposed to significant liabilities, which may harm our business. A product liability claim or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could result in significant costs and significant harm to our business.
If we are unable to establish or maintain sales, marketing and distribution capabilities or enter into and maintain arrangements with third parties to sell, market and distribute our products, our business may be harmed.
To achieve commercial success for our products, we must sell rights to our product lines at favorable prices, develop a sales and marketing force, or enter into arrangements with others to market and sell our products. In addition to being expensive, developing and maintaining such a sales force is time consuming, and could delay or limit the success of any product launch. We may not be able to develop this capacity on a timely basis or at all. Qualified direct sales personnel with experience in the phytochemical industry are in high demand, and there is no assurance that we will be able to hire or retain an effective direct sales team. Similarly, qualified independent sales representatives both within and outside the United States are in high demand, and we may not be able to build an effective network for the distribution of our product through such representatives. We have no assurance that we will be able to enter into contracts with representatives on terms acceptable to us. Furthermore, there is no assurance that we will be able to build an alternate distribution framework should we attempt to do so.
We may also need to contract with third parties in order to market our products. To the extent that we enter into arrangements with third parties to perform marketing and distribution services, our product revenue could be lower and our costs higher than if we directly marketed our products. Furthermore, to the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we do not know whether these efforts will be successful. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we will not be able to generate product revenue, and may not become profitable.
We rely on a limited number of third-party suppliers for the raw materials required for the production of our products. Furthermore, in some cases we rely on a single supplier.
Our dependence on a limited number of third-party suppliers or on a single supplier, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, quality, and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and commercialization of our products, or interrupt production of then existing products that are already marketed, which would have a material adverse effect on our business.

We rely on a limited number of third-party manufacturers to manufacture our products.
Manufacturers often experience difficulties in scaling-up production, including problems with production yields and quality control and assurance. If our third-party manufacturers are unable to manufacture our products to keep up with demand, we will not meet expectations for growth of our business.
Our sales and results of operations depend on our customers’ research and development efforts and their ability to obtain funding for these efforts.
Our customers include researchers at pharmaceutical and biotechnology companies, chemical and related companies, academic institutions, government laboratories and private foundations. Fluctuations in the research and development budgets of these researchers and their organizations could have a significant effect on the demand for our products. Our customers determine their research and development budgets based on several factors, including the need to develop new products, the availability of governmental and other funding, competition and the general availability of resources. As we continue to expand our international operations, we expect research and development spending levels in markets outside of the U.S. will become increasingly important to us.
Research and development budgets fluctuate due to changes in available resources, spending priorities, general economic conditions, institutional and governmental budgetary limitations and mergers of pharmaceutical and biotechnology companies. Our business could be seriously harmed by any significant decrease in life science and high technology research and development expenditures by our customers. In particular, a small portion of our sales have been to researchers whose funding is dependent on grants from government agencies such as the U.S. National Institute of Health, the National Science Foundation, the National Cancer Institute and similar agencies or organizations. Government funding of research and development is subject to the political process, which is often unpredictable. Other programs, such as Homeland Security or defense, or general efforts to reduce the U.S. federal budget deficit could be viewed by the government as a higher priority. Any shift away from funding of life science and high technology research and development or delays surrounding the approval of governmental budget proposals may cause our customers to delay or forego purchases of our products and services, which could seriously damage our business.
Some of our customers receive funds from approved grants at a particular time of year, many times set by government budget cycles. In the past, such grants have been frozen for extended periods or have otherwise become unavailable to various institutions without advance notice. The timing of the receipt of grant funds may affect the timing of purchase decisions by our customers and, as a result, cause fluctuations in our sales and operating results.
Demand for our products and services are subject to the commercial success of our customers’ products, which may vary for reasons outside our control.
Even if we are successful in securing utilization of our products in a customer’s manufacturing process, sales of many of our products and services remain dependent on the timing and volume of the customer’s production, over which we have no control. The demand for our products depends on regulatory approvals and frequently depends on the commercial success of the customer’s supported product. Regulatory processes are complex, lengthy, expensive, and can often take years to complete.
We may bear financial risk if we under-price our contracts or overrun cost estimates.
In cases where our contracts are structured as fixed price or fee-for-service with a cap, we bear the financial risk if we initially under-price our contracts or otherwise overrun our cost estimates. Such under-pricing or significant cost overruns could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.
Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.
Our future capital needs are uncertain and we may need to raise additional funds in the future and such funds may not be available on acceptable terms or at all.
We believe that our current cash and cash equivalents will be sufficient to meet our projected operating requirements for at least the next ten months. However, obtaining the required regulatory approvals and clearances and the planned expansion of our business will be expensive and we will in the future seek funds from public and private stock or debt offerings, borrowings under lines of credit or other sources. Our capital requirements will depend on many factors, including:
•	the revenues generated by sales of our products, if any;

•	the costs associated with expanding our sales and marketing efforts, including efforts to hire independent agents and sales representatives;

•	the expenses we incur in developing and commercializing our products, including the cost of obtaining and maintaining regulatory approvals; and

•	unanticipated general and administrative expenses.
As a result of these factors, we may seek to raise additional funds and such funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing shareholders may experience dilution and the new equity or debt securities we issue may have rights, preferences and privileges senior to those of our existing shareholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, obtain the required regulatory clearances or approvals, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals, which could have a material and adverse effect on our business, results of operations and financial condition.
Acquisitions.
We plan to acquire other entities in the future and these acquisitions are material to our business, plans and projections. We may be unable to consummate these acquisitions on favorable terms or at all. Even if we consummate one or more of these acquisitions, the integration of large numbers of new employees, technology and businesses will subject us to numerous risks.

If we fail to maintain adequate quality standards for our products and services, our business may be adversely affected and our reputation harmed.
Dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic customers are often subject to rigorous quality standards to obtain and maintain regulatory approval of their products and the manufacturing processes that generate them. A failure to maintain, or, in some instances, upgrade our quality standards to meet our customers’ needs, could cause damage to our reputation and potentially substantial sales losses.
We heavily rely on third party air cargo carriers and other package delivery services, and a significant disruption in these services or significant increases in prices may disrupt our ability to ship products or import materials, increase our costs and lower our profitability and harm our reputation.
We emphasize our prompt service and shipment of products as a key element of our sales and marketing strategy. We ship a significant number of products to our customers through independent package delivery companies. In addition, we transport materials between our worldwide facilities and import raw materials from worldwide sources. Consequently, we heavily rely on air cargo carriers and other third party package delivery providers. If any of our key third party providers were to experience a significant disruption such that any of our products, components or raw materials could not be delivered in a timely fashion or we would incur additional costs that we could not pass on to our customers, our costs may increase and our relationships with certain customers may be adversely affected. In addition, if these third party providers increase prices, and we are not able to find comparable alternatives or make adjustments to our selling prices, our profitability could be adversely affected.
If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.
We depend on information systems throughout our Company to control our manufacturing processes, process orders, manage inventory, process and bill shipments to and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our business.
Risks Related to Regulatory Approval of Our Products and Other Government Regulations
We are subject to regulation by various federal, state and foreign agencies that require us to comply with a wide variety of regulations, including those regarding the manufacture of products, the distribution of our products and environmental matters.
Some of our operations are subject to regulation by various U.S. federal agencies and similar state and international agencies, including the U.S. Department of Commerce, the FDA, the U.S. Department of Transportation, the U.S. Department of Agriculture and other comparable state and international agencies. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, handling, sales and distribution of products. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.
We are subject to regulations that govern the handling of hazardous substances.
We are subject to various federal, states, local and international laws and regulations that govern the handling, transportation, manufacture, use and sale of substances that are or could be classified as toxic or hazardous substances. Some risk of environmental damage is inherent in our operations and the products we manufacture, sell, or distribute. Any failure by us to comply with the applicable government regulations could also result in product recalls or impositions of fines and restrictions on our ability to carry on with or expand in a portion or possibly all of our operations. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

Government regulations of our customer’s business is extensive and is constantly changing.
The process by which our customer’s industries are regulated is controlled by government agencies and depending on the market segment can be very expensive, time-consuming, and uncertain. Changes in regulations or the enforcement practices of current regulations could have negative impact on our customers and, in turn, our business.
Changes in government regulation or in practices relating to the pharmaceutical, dietary supplement, food and cosmetic industry could decrease the need for the services we provide.
Governmental agencies throughout the world, including in the United States, strictly regulate these industries. Our business involves helping pharmaceutical and biotechnology companies navigate the regulatory drug approval process. Changes in regulation, such as a relaxation in regulatory requirements or the introduction of simplified drug approval procedures, or an increase in regulatory requirements that we have difficulty satisfying or that make our services less competitive, could eliminate or substantially reduce the demand for our services. Also, if the government makes efforts to contain drug costs and pharmaceutical and biotechnology company profits from new drugs, our customers may spend less, or reduce their spending on research and development. If health insurers were to change their practices with respect to reimbursements for pharmaceutical products, our customers may spend less, or reduce their spending on research and development.
Risks Related to the Securities Markets and Ownership of Cody Common Stock
The concentrated common stock ownership by certain of our executive officers and directors will limit your ability to influence corporate matters.
The directors and executive officers of Cody together beneficially own approximately 28.59% of Cody outstanding capital stock after the Merger. This group has significant influence over our management and affairs and overall matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or sale of our company or our assets, for the foreseeable future. This concentrated control will limit the ability of other shareholders to influence corporate matters and, as a result, Cody may take actions that some of its shareholders do not view as beneficial. In addition, such concentrated control could discourage others from initiating changes of control. As a result, the market price of Cody shares could be adversely affected.
Since Cody Common Stock was only minimally publicly traded before the Merger, and will likely remain so for some time, the price may be subject to wide fluctuations.
Before the Merger, there was a minimal public market for Cody Common Stock. The market price of Cody Common Stock after the Merger is likely to be highly volatile and subject to wide fluctuations in response to the following factors, which are generally beyond the control of Cody. These factors may include:
•	the ability to develop, obtain regulatory approvals for and market products on a timely basis;

•	volume, price and timing of orders for products, if Cody is able to sell them;

•	the introduction of new products or products enhancements by competitors;

•	disputes or other developments with respect to intellectual property rights;

•	products liability claims or other litigation;

•	quarterly variations in Cody’s results of operations and those of competitors;

•	sales of large blocks of Cody Common Stock, including sales by its executive officers and directors;

•	changes in governmental regulations or in the status of regulatory approvals, clearances or applications;

•	changes in the availability of third party reimbursement in the United States or other countries;

•	changes in earnings estimates or recommendations by securities analysts; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of competitors.
Cody Common Stock is and likely will remain subject to the SEC’s “Penny Stock” rules, which may make its shares more difficult to sell.
Because the price of Cody Common Stock is currently and is likely to remain less than $5.00 per share, it is expected to be classified as a “penny stock.” The SEC rules regarding penny stocks may have the effect of reducing trading activity in Cody shares, making it more difficult for investors to sell. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has received the required risk disclosure document before a transaction in a “penny stock” can be completed; and

•	give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing before or with the confirmation.
These rules make it more difficult for broker-dealers to effectuate customer transactions and trading activity in our securities and may result in a lower trading volume of our common stock and lower trading prices.
Cody Common Stock may be thinly traded.
There is a very minimal public market for Cody Common Stock. Cody cannot be certain that more of a public market for its Common Stock will develop, or if developed, will be sustained. Following the Merger, only 4,500,012 shares of approximately 28,022,134 outstanding shares will be able to be publicly traded for up to one year after the Merger. Accordingly, Cody Common Stock will likely be thinly traded compared to larger more widely known companies that lack such restrictions. Cody cannot predict the extent to which an active public market for its Common Stock will develop or be sustained at any time in the future. If Cody is unable to develop or sustain a market for its Common Stock, investors may be unable to sell the Common Stock they own, and may lose the entire value of their investment.

Securities analysts may elect not to report on the Cody Common Stock or may issue negative reports that adversely affect the stock price.
At this time, no securities analysts provide research coverage of the Cody Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for a company such as Cody, with a small market capitalization, to attract independent financial analysts that will cover the Cody Common Stock. If securities analysts do not cover the Cody Common Stock, the lack of research coverage may adversely affect its actual and potential market price. The trading market for the Cody Common Stock may be affected in part by the research and reports that industry or financial analysts publish about its business. If one or more analysts elect to cover Cody and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of Cody, Cody could lose visibility in the market, which in turn could cause its stock price to decline. This could have a negative effect on the market price of Cody shares.
When a significant number of shares will become eligible for future sale by Cody shareholders the sale of those shares could adversely affect the stock price.
Prior to the Merger, up to 4,500,012 shares of Cody’s then-outstanding Common Stock could be sold without restriction under the Securities Act of 1933, as amended (the “Securities Act”), and approximately 11,538,461 outstanding shares of Cody Common Stock were not eligible for resale under the Securities Act without restriction. Immediately following the issuance of 23,522,122 shares of Cody Common Stock, or approximately 83.94% of the outstanding shares of the Cody Common Stock pursuant to the terms of the Merger Agreement, such shares will be restricted from sale until approximately one year after the Merger pursuant to Rule 144 of the Securities Act as detailed in “Shares Eligible for Future Sale.” Most of the outstanding shares which are not currently eligible for resale, as well as those issued in the Merger, will become eligible for resale over a time period beginning one year after Cody files this Current Report on Form 8-K.
If the Cody shareholders whose shares are either registered for resale or become eligible for resale as described do sell, or indicate an intention to sell, substantial amounts of Cody Common Stock in the public market after the legal restrictions on resale discussed in this filing lapse, the trading price of Cody Common Stock could decline.
Cody will incur increased costs as a result of the Merger and as a result of being a public company.
Cody’s new management team will now be responsible for its operations and reporting. Because Cody is a public company, and because operations of the Company will be significantly more complex after the Merger, the new management team will require outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. Cody may also be required to incur additional costs to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. For example, Section 404 of the Sarbanes-Oxley Act of 2002 requires management to report on internal controls, and for the year ending 2008, our independent registered public accounting firm will be required to attest to the effectiveness of its internal control over financial reporting. Cody must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements as they apply to its post-Merger business. This program will require that Cody incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. Cody’s failure to comply with reporting requirements and other provisions of securities laws could negatively affect its stock price and adversely affect its results of operations, cash flow and financial condition.
In addition, these rules could make it more difficult or more costly to obtain certain types of insurance, including directors’ and officers’ liability insurance and Cody may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult to attract and retain qualified persons to serve on the Board of Directors, on Board committees or as executive officers.
Operating as a small public company also requires Cody to make forward-looking statements about future operating results and to provide some guidance to the public markets. The new management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of Cody shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, shareholder lawsuits or other litigation, sanctions or restrictions issued by the SEC or the stock market upon which Cody stock is traded.

Cody does not intend to pay cash dividends.
Cody has never declared or paid cash dividends on its capital stock. It currently expects to use available funds and any future earnings in the development, operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of any future debt or credit facility Cody may obtain may preclude it from paying any dividends. As a result, capital appreciation, if any, of Cody Common Stock will be an investor’s only source of potential gain from Cody Common Stock for the foreseeable future.
Shareholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.
If future operations or acquisitions are financed through the issuance of equity securities, shareholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of Cody Common Stock. The issuance of shares of Cody Common Stock upon the exercise of options may result in dilution to our shareholders.
We cannot be certain that Cody’s internal control over financial reporting will be effective or sufficient in the future.
Cody’s ability to manage its operations and growth requires it to maintain effective operations, compliance and management controls, as well as internal control over financial reporting. After the Merger, management may not be able to implement necessary improvements to internal control over financial reporting in an efficient and timely manner and may discover deficiencies and weaknesses in existing systems and controls, especially when such systems and controls are tested by an increased rate of growth or the impact of acquisitions. In addition, upgrades or enhancements to computer systems could cause internal control weaknesses.
It may be difficult to design and implement effective internal control over financial reporting for combined operations as Cody integrates ChromaDex, and perhaps other acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.
If Cody fails to maintain an effective system of internal control or if management or Cody’s independent registered public accounting firm were to discover material weaknesses in internal control systems Cody may be unable to produce reliable financial reports or prevent fraud. If Cody is unable to assert that its internal control over financial reporting is effective at any time in the future, or if its independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, Cody could be subject to regulatory enforcement and investors may lose confidence in its ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in Cody’s share price.
Cody may become involved in securities class action litigation that could divert management’s attention and harm its business.
The stock market in general and the stocks of early stage technology companies in particular have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of Cody’s shares could fall regardless of its operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has been brought against that company. If the market price or volume of Cody’s shares suffers extreme fluctuations, then it may become involved in this type of litigation which would be expensive and divert management’s attention and resources from managing the business.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION: CODY
Prior to the Merger, Cody was a “shell company” which had no or nominal operations and assets consisting of cash, cash equivalents, and nominal other assets. Cody hereby incorporates herein by reference Item 6 — Management’s Discussion and Analysis of Plan of Operation from its 10-KSB for the fiscal year ended November 30, 2007.
MANAGEMENT’S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION: CHROMADEX
You should read the following discussion and analysis of financial condition and results of operations of ChromaDex, which now represent our ongoing business operations, together with the financial statements and the related notes appearing at the end of this report. Some of the information contained in this discussion and analysis or set forth elsewhere in this report, including information with respect to our plans and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
The discussion and analysis of our financial conditions and results of operations are based on the ChromaDex financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues, if any, and expenses during the reporting periods. On an ongoing basis, we evaluate such estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
The following discussion and analysis excludes the impact of Cody’s financial condition and results of operations prior to the Merger because they were not material for any of the periods presented.
ChromaDex has generated Net Sales of $4,754,073 for the fiscal year ending December 29, 2007 and $3,517,957 for the fiscal year ending December 31, 2006. ChromaDex incurred a net loss of $189,275 for the fiscal year ending December 29, 2007 and a net loss of $1,284,260 for the fiscal year ending December 31, 2006.
Over the next twelve months our business plan calls for us to expand our service capacity and implement accreditation and certification programs related to quality initiatives. In addition, we plan on expanding our chemical library program and establishing a Good Manufacturing Practices (“GMP”) compliant pilot plant to support small to medium scale production of target compounds.

Three-month periods ended March 29, 2008 and March 31, 2007
Results of Operations
For the three months ending March 29, 2008, ChromaDex’s net sales decreased as compared to the first three months of 2007, as a result of reduced demand for analytical services. In addition, the consolidation of our laboratory facilities into our Boulder location reduced our direct costs and corresponding overhead associated with our services business.

	Three Months Ending
	March 29, 2008	March 31, 2007	Change

Net Sales	1,059,716	1,206,893	-12%
Cost of Goods Sold	660,272	664,286	-1%
Gross Profit	399,444	542,607	-26%
Operating expenses-Sales & Marketing	171,984	100,556	71%
-General and Admin	342,738	319,324	7%
Non-Operating Expenses -Interest Expense	7,616	9,633	-20%
-Interest Income	(404)	(622)	-35%
-Other	416	723	-42%
Net Income (Loss)	(122,906)	112,993	-208%
Net Sales
Net sales consist of Reference Standards and Contract Service sales. Net sales for the three-month period ended March 29, 2008 were $1,059,716, a 12% decrease as compared to net sales of $1,206,893 for the corresponding period in 2007. This decrease was caused by a reduced demand for regular testing services and reduced foreign demand for reference standards.
Cost of Goods Sold
Costs of goods sold include Raw Materials, Labor, and Overhead. Cost of goods sold for the three-month period ended March 29, 2008 was $660,612, a 1% decrease as compared to cost of goods sold of $664,286 for the corresponding period in 2007. The percentage decrease in cost of goods sold is smaller as compared to that of net sales because fixed labor and overhead costs make up the majority of our expenses, and direct and indirect labor and overhead costs remained fixed as compared to 2007.
Gross Profit
Gross profit is net revenues less the cost of sales and is affected by a number of factors including product mix, competitive pricing and costs of products and services. Our gross profit decreased 26% to $399,444 for the three-month period ended March 29, 2008 from $542,607 for the corresponding period in 2007. The combination of decreased sales, and our fixed labor and corresponding overhead costs all contributed to this decrease.
Operating Expenses-Sales and Marketing
Sales and Marketing Expenses consist of salaries, commissions to employees and advertising and marketing. Sales and marketing expenses for the three-month period ended March 29, 2008 were $171,984 as compared to $100,556 for the corresponding period in 2007. This increase was primarily due to the delivery of our annual catalog and other direct mail expenses.
Operating Expenses-General and Administrative
General and Administrative Expenses consist of research and development, general company administration, IT, accounting and executive management. General and Administrative Expenses for the three-month period ended March 29, 2008 were $342,738 as compared to $319,324 for the corresponding period in 2007. This increase was primarily the result of increased legal and accounting costs related to the Private Placement and the Merger transaction.

Non-operating Expenses- Interest Expense
Interest expense consists of interest on capital leases. Interest expenses for the three-month period ended March 29, 2008 was $7,616 as compared to $9,633 for the corresponding period in 2007. This large decrease was due to the expiration of certain capital equipment leases.
Non-operating Expenses- Interest Income
Interest Income consists of interest earned on short term investment and notes receivable. Interest income for the three-month period ended March 29, 2008 was $404 as compared to $622 for the corresponding period in 2007. This decrease was because of the paydown of a fully reserved customer note receivable.
Non-operating Expenses- Other Income/Expense
Other Income/Expense consists of Income/Expense outside the ordinary course of business. Other Income/Expense for the three-month period ended March 29, 2008 was $416 in income as compared to expense of $723 for the corresponding period in 2007.
Depreciation and Amortization
For the three-month period ended March 29, 2008, we recorded approximately $59,664 in depreciation. We depreciate our assets on a straight-line basis, based on the estimated useful lives of the respective assets. We amortize intangible assets using a straight-line method over 10 years. In the three-month period ended March 29, 2008, we recorded amortization intangible assets of approximately $28,453. We test intangible assets for impairment based on events or changes in circumstances as they occur, at least annually.
Accounts receivable
As of March 29, 2008, we had $320,969 in accounts receivables as compared to $423,188 as of March 30, 2007. This decrease is due to a decrease in sales during the first quarter 2008 as compared to 2007.
Inventories
As of March 29, 2008, we had $557,863 in inventory as compared to $390,648 as of March 30, 2007. This large increase is due to a combination of factors. First, the increase in sales demand over 2006 forced us to stock larger quantities of higher demand items during the last two quarters of 2007. Second, we have made a company wide effort to increase in stock items during 2007, and last, with available capital we purchased larger quantities of raw materials and inventory to take advantage of vendor price discounts.
Accounts payable
As of March 29, 2008, we had $257,224 in accounts payable as compared to $512,222 as of March 31, 2007. This large decrease was due to both a large decrease in outsourced contract services during the first quarter of 2008 and timing of large inventory purchases.
Advances from Customers
As of March 29, 2008, we had $105,757 in advances from customers as compared to $91,862 as of March 31, 2007. These advances are for large scale contract services and contract research projects where the company requires a deposit before beginning work. The increase as of March 29, 2008 versus the same period in 2007 are due to the timing of delivery of certain projects.

Due to officers
As of March 29, 2008 we had $1,178,206 due to officers as compared to $1,048,729 as of March 31, 2007. These consist of deferred officer salary for the two founders and are expected to be paid out at an undetermined date in the future as non-cash compensation.
Liquidity and Capital Resources
Since inception and through March 29, 2008, we have incurred aggregate losses of $5.2 million. These losses are primarily due to overhead costs and general and administrative expenses. Our operations have been financed through capital contributions and the issuance of common stock.
As of March 29, 2008, we had $1.7 million in cash. We have raised approximately $1.3 million of net proceeds after March 29, 2008 through a private placement preceding the Merger. We expect that our capital resources will permit us to meet our operational requirements through the fourth quarter of 2009. This expectation is based on our current operating plan, which may change as a result of many factors. Therefore, to execute our operating plan through fiscal year 2009, additional financing may be required and there can be no assurance that it will be available on terms favorable to us or at all. If adequate financing is not available we may have to delay, postpone or terminate product and service expansions and curtail general and administrative operations. The inability to raise additional financing may have a material adverse effect on us.
Off-Balance Sheet Arrangements
During the three months ended March 29, 2008, we had no off-balance sheet arrangements other than ordinary operating leases as disclosed in the accompanying financial statements.
Contractual Obligations
The following table summarizes our future contractual obligations as of December 29, 2007.

		Payment Due by Period
		Less than 1			More than 5
	Total	Year	1-3 Years	3-5 Years	Years
Capital Leases
Principal	$224,731	$74,846	$104,020	$45,865	$—
Interest	60,127	27,004	27,180	5,942	—
Operating Leases	1,409,882	396,370	841,197	172,314	—

Total	$1,694,740	$498,221	$972,397	$224,122	$—

Recent Developments
On June 18, 2008, we repurchased 1,222,795 shares of our outstanding common stock from Bayer Innovation GmbH (formerly Bayer Innovation Beteiligungsgescellschaft mbH), for an aggregate purchase price of $1,002,691.90 pursuant to a Share Redemption Agreement. We funded the repurchase by issuing a non-interest bearing promissory note for such amount, and the note is due on or before December 20, 2008. If the principal amount of the promissory note, or any part thereof, is not paid in full when due, the we must pay interest on the overdue principal amount at the rate of one and one half percent (1 1/2%) per month beginning January 1, 2009. The Share Redemption Agreement and the promissory note are included as Exhibits 10.13 and 10.14 respectively, to this Current Report on Form 8-K.

Fiscal Years ended December 29, 2007 and December 31, 2006
Results of Operations
For the fiscal year 2007, ChromaDex’s net sales and gross profit rose substantially over the full year 2006. These increases were due to increased sales of each of our product and service offerings. In addition, the consolidation of our laboratory facilities into our Boulder location reduced our direct costs and corresponding overhead associated with our services business.

	Twelve months ending
	December 29, 2007	December 31, 2006	Change

Net Sales	4,754,073	3,517,957	35%
Cost of Goods Sold	3,122,461	2,753,919	13%
Gross Profit	1,631,612	764,038	113%
Operating expenses-Sales and Marketing	387,816	354,560	9%
-General And Administrative	1,421,516	1,510,926	-5%
Non-Operating Expenses -Interest Expense	31,815	30,175	5%
-Interest Income	(17,698)	(4,314)	510%
-Other	(1,962)	156,951	-101%
Net Loss	(189,875)	(1,284,260)	-85%
Net Sales
Net sales consist of Reference Standards and Contract Service sales. Net sales for the twelve-month period ended December 29, 2007 were $4,754,073, a 35% increase as compared to net sales of $3,517,957 for the corresponding period in 2006. This increase was due to our additional service offerings and increased demand for our existing products and services.
Cost of Goods Sold
Costs of goods sold include Raw Materials, Labor, and Overhead. Cost of goods sold for the twelve-month period ended December 29, 2007 were $3,122,461, a 13% increase as compared to cost of goods sold of $2,753,919 for the corresponding period in 2006. The percentage increase in cost of goods sold is smaller as compared to that of net sales because of the consolidation of our laboratory facilities and the reduction of raw material costs due to increased volume purchases. In addition, direct and indirect overhead costs remained fixed as compared to 2006.
Gross Profit
Gross profit is net revenues less the cost of sales and is affected by a number of factors including product mix, competitive pricing and costs of products and services. Our Gross Profit increased 113% to $1,631,612 for the twelve-month period ended December 29, 2007 from $764,038 for the corresponding period in 2006. The combination of increased sales and a reduction in raw material costs without corresponding overhead costs all contributed to this increase.
Operating Expenses-Sales and Marketing
Sales and Marketing Expenses consist of salaries, commissions to employees and advertising and marketing. Sales and marketing expenses for the twelve-month period ended December 29, 2007 were $387,816 as compared to $354,560 for the corresponding period in 2006. This small increase as compared to the larger increase in net sales was primarily due to the delivery of our annual catalog in 2006.
Operating Expenses-General and Administrative
General and Administrative Expenses consist of research and development, general company administration, IT, accounting and executive management. General and administrative expenses for the twelve-month period ending December 29, 2007 were $1,421,516 as compared to $1,510,926 for the corresponding period in 2006. This decrease as compared to the larger increase in net sales was primarily due to reduced legal costs related to a dismissed breach of contract suit.

Non-operating Expenses- Interest Expense
Interest Expense consists of interest on capital leases. Interest expense for the twelve-month period ending December 29, 2007 was $31,815 as compared to $30,175 for the corresponding period in 2006.
Non-operating Expenses- Interest Income
Interest Income consists of interest earned on short term investment and notes receivable. Interest income for the twelve-month period ending December 29, 2007 was $17,698 as compared to $4,314 for the corresponding period in 2006. This large increase was due to the agreed settlement on a note payable.
Non-operating Expenses- Other Income/Expense
Other Income/Expense consists of Income/Expense outside the ordinary course of business. Other Income/Expense for the twelve-month period ending December 29, 2007 was $1,962 in income as compared to expense of $156,951 for the corresponding period in 2006. The 2006 expense was due to the settlement of litigation in connection with a lawsuit filed by Innovative Health Products alleging breach of contract. In connection with the settlement agreement the Company recorded an obligation of $155,000.
Depreciation and Amortization
For the twelve- month period ended December 29, 2007, we recorded approximately $236,647 in depreciation. We depreciate our assets on a straight-line basis, based on the estimated useful lives of the respective assets.
We amortize intangible assets using a straight-line method over 10 years. In the twelve-month period ended December 29, 2007, we recorded amortization on intangible assets of approximately $116,000. We test intangible assets for impairment based on events or changes in circumstances as they occur, at least annually.
Cash and Cash Equivalents
As of December 29, 2007 we had $303,785 in cash and cash equivalents as compared to $424,965 as of December 31, 2006. The decrease is primarily due to increased expenditures for inventory as discussed below.
Accounts receivable
As of December 29, 2007 we had $375,233 in accounts receivables as compared to $303,062 as of December 31, 2006. This increase is due to increased sales during the fourth quarter 2007 as compared to 2006.
Inventories
As of December 29, 2007 we had $497,635 in inventory as compared to $281,044 as of December 31, 2006. This large increase is due to a combination of factors. First, the increased sales demand over 2006 forced us to stock larger quantities of high demand items. Second, we made a company wide effort to increase in stock items during 2007, and last, with available capital we purchased larger quantities of raw materials and inventory to take advantage of vendor price discounts.
Accounts payable
As of December 29, 2007 we had $500,538 in accounts payable as compared to $338,327 as of December 31, 2006. This large increase was primarily due to a large increase in outsourced contract services and on an increase in inventory purchases at year end.

Advances from Customers
As of December 29, 2007 we had $117,969 in advances from customers as compared to $115,067 as of December 31, 2006. These advances are for large scale contract services and contract research projects where the company requires a deposit before beginning work.
Due to officers
As of December 29, 2007 we had $1,167,822 due to officers as compared to $1,009,029 as of December 31, 2006. These consist of deferred officer salary for the two founders and are expected to be paid out at an undetermined date in the future as non-cash compensation.
Off-Balance Sheet Arrangements
During the Fiscal Years ended December 29, 2007 and December 31, 2006, the Company had no off-balance sheet arrangements other than ordinary operating leases as disclosed in the accompanying financial statements.
Critical Accounting Policies
The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with standards of the Public Company Accounting Oversight Board (United States). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures. On an ongoing basis, we evaluate these estimates, including those related to the valuation of share-based payments. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
We believe that of our significant accounting policies, which are described in Note 2 to our financial statements appearing elsewhere in this report, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.
Revenue recognition:
The Company recognizes sales and the related cost of goods sold at the time the merchandise is shipped to customers or service is performed, when each of the following conditions have been met: an arrangement exists, delivery has occurred, there is a fixed price, and collectability is reasonably assured.
Intangible assets:
Intangible assets include licensing rights and are accounted for based on Financial Accounting Standard Statement No. 142 Goodwill and Other Intangible Assets (“FAS 142”). Intangible assets with finite useful lives are amortized using the straight-line method over a period of 10 years, the remaining term of the patents underlying the licensing rights (considered to be the remaining useful life of the license).
Research and development costs:
Research and development costs consist of direct and indirect costs associated with the development of the Company’s technologies. These costs are expensed as incurred.

Fair value determination of privately-held securities:
The fair values of the common stock as well as the common stock underlying options and warrants granted as part of asset purchase prices or as compensation were estimated by management. Determining the fair value of stock requires making complex and subjective judgments. The Company used the market approach to estimate the value of the enterprise at each date on which securities are issued or granted. The enterprise value was then allocated to preferred and common shares taking into account the enterprise value available to all stockholders and allocating that value among the various classes of stock based on the rights, privileges and preferences of the respective classes. There is inherent uncertainty in these estimates.
Nature of Business and Significant Accounting Policies (continued)
Stock-based compensation: The Company follows the provisions of Statement of Financial Accounting Standards No. 123R — Share-based Payments (“FAS123R”) which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options).
The Company’s stock-based employee compensation plan is described in Note 8 of the 2007 Audited Financial Statements. Prior to 2006, the Company accounted for this plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company accounted for stock-based compensation to non-employees at fair value.
In addition, the Company’s subsidiary also maintained a stock-based compensation plan. The subsidiary also accounted for this plan under the recognition and measurement principles of APB 25 and related interpretations. The subsidiary accounted for stock-based compensation to non-employees at fair value.
Beginning in 2006, the Company accounted for newly issued stock-based compensation under the recognition and measurement provisions of SFAS 123(R). The standard requires entities to measure the cost of services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the individual is required to provide services for the award.
The Company applied the measurement provisions of SFAS 123(R) prospectively to all awards granted, modified, repurchased, or cancelled after January 1, 2006 (required effective date). The Company continues to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards.
The Company recognizes compensation expense under Statement No. 123(R) over the requisite service period using the straight-line method. The Company has determined that the fair value method should be used in determining the value of its stock options. The fair value method requires that the volatility assumption used in an option-pricing model be based on the historical volatility of daily closing total returns from industry sector comparable companies.
New accounting pronouncements: The Financial Accounting Standards Board (FASB) has issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.
The Company presently recognizes income tax positions based on management’s estimate of whether it is reasonably possible that a liability has been incurred for unrecognized income tax benefits by applying FASB Statement No. 5, Accounting for Contingencies.

In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Company will be required to adopt FIN 48 in their 2008 annual financial statements. The provisions of FIN 48 are to be applied to all tax positions upon initial application of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption.
In March, 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important disclosure information. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or statements of financial position.
In December 2007, FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. This statement has no effect on the financial statements as the Company does not have any outstanding non-controlling interest.
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures for fiscal years beginning after November 15, 2007. The adoption of this statement has no impact effect of the financial statements of the Company.
DESCRIPTION OF PROPERTY
ChromaDex currently leases less than 8,000 square feet of office space in Irvine, California with four years remaining on the lease and laboratory manufacturing space of less than 13,000 square feet of space in Boulder, Colorado with three years remaining on the lease. We do not own any real estate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of June 20, 2008, the day of the Merger, 28,022,134 shares of Common Stock were issued and outstanding. In addition, at June 20, 2008 there were options representing rights to purchase up to approximately 3,301,937 shares of Cody Common Stock at a weighted average exercise price of $1.35 per share of Cody Common Stock and warrants representing rights to purchase up to approximately 1,314,303 shares of Cody Common Stock at a weighted average exercise price of $2.67 per share of Cody Common Stock. The following table sets forth certain information regarding our capital stock, beneficially owned after the Merger as of June 20, 2008, by each person known to us to beneficially own more than 5% of our Common Stock, each executive officer and director, and all directors and executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date. Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after June 20, 2008 are included as beneficially owned by the holder. Beneficial ownership generally includes voting and investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

	Shares of Common Stock		Aggregate Percentage
Name of Beneficial Owner (1)	Beneficially Owned (2)		Ownership

Frank Louis Jaksch Jr.(3)	7,654,155		27.47%
Margie Chassman	4,407,640		15.73%
Strategic Biotech Advisors, Inc.	2,086,884		7.45%
Margery Germain	2,053,995		7.33%
Jaksch Family Trust (4)	1,429,000		5.10%
Directors
Stephen Block	—		*
Reid Dabney	—		*
Hugh Dunkerley (5)	75,000		*
Mark S. Germain	—		*
Kevin M. Jaksch	—		*
Frank Louis Jaksch Jr.	(See above	)
Tom Varvaro	300,000		1.07%
Named Executive officers
Frank Louis Jaksch Jr., Chief Executive Officer	(See above	)
Tom Varvaro, Chief Financial Officer	(See above	)
All directors and executive officers as a group (7 Individuals)	8,029,155		28.59%
DIRECTORS AND EXECUTIVE OFFICERS
Our business and affairs are managed by our Board of Directors. Prior to the completion of the Merger, we had two directors and executive officers, Donald Sampson and Barbara Grant. Pursuant to the Merger, and effective as of the closing of the Merger, Mr. Sampson and Ms. Grant each resigned as a director and officer of Cody. By actions of the prior Board of Directors, the directors and executive officers were replaced by directors and officers of ChromaDex individuals named by ChromaDex, who are identified below.

(1)
Addresses for the Beneficial Owners listed are: Frank Louis Jaksch Jr., 8 Garzoni Aisle, Irvine, California 92606; Margie Chassman, 445 West 23rd Street, Apt. 16E, New York, NY 10011; Strtegic Biotech Advisors, Inc., 4417 Downing Place Way, Mt. Pleasant SC 29466; Margery Germain, 15 Bank Street, White Plains, NY 10606; Jaksch Family Trust, 70 Pienza, Laguna Niguel, CA 92677; Bayer Innovation Beteiligungsgescellschaft mbH, 51368 Leverkusen, Federal Republic of Germany.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and investment power. Shares of Common Stock issuable upon the conversion of stock options within the next 60 days are deemed to be converted and beneficially owned by the individual or group identified in the Aggregate Percentage Ownership column.

(3)
Includes 1,429,000 shares owned by the Jaksch Family Trust, beneficially owned by Frank L. Jaksch Jr. because Mr. Jaksch Jr. has shared voting power for such shares. Includes 60,000 stock options exercisable within 60 days.

(4)	These shares are the same shares that are factored into Frank L. Jaksch Jr’s beneficially owned shares in (2) above. Frank Louis Jaksch, Sr. and Maria Jaksch are trustees of the Jaksch Family Trust.

(5)	Includes 75,000 stock options exercisable within 60 days.

The following table sets forth information regarding current directors, director nominees, and executive officers, including their ages, as of June 20, 2008. The composition of the committees of the Board of Directors will be determined as soon as practicable. Executive officers serve at the request of the Board of Directors.

Name	Age	Position

Frank L. Jaksch, Jr.	39	Co-Chairman of the Board, Chief Executive Officer, President, Director
Tom Varvaro	38	Chief Financial Officer, Secretary and Director
Stephen Block	63	Director
Reid Dabney	56	Director
Hugh Dunkerley	34	Director
Mark S. Germain	57	Co-Chairman of the Board, Director
Kevin M. Jaksch	37	Director
The directors and executive officers were appointed to their positions on June 20, 2008, upon consummation of the Merger.
Biographies
Frank L. Jaksch Jr., age 39, is a co-founder of ChromaDex and has served as Chairman of the Board since 2000 and as Chief Executive Officer since 2000. He has also served as a director of ChromaDex since 2000. Mr. Jaksch oversees strategy operations and marketing for the Company with a focus on scientific products and pharmaceutical and nutraceutical markets. From 1993 to 1999 Mr. Jaksch served as International Subsidiaries Manager of Phenomenex where he managed the international subsidiary and international business development divisions. Mr. Jaksch earned a BS in Chemistry and Biology from Valparaiso University. Frank L. Jaksch Jr. is the brother of Kevin Jaksch.
Tom Varvaro, age 38, has served as Chief Financial Officer since 2004 and Secretary of ChromaDex since 2006. He has also served as a director since 2006. Mr. Varvaro oversees operations, accounting, information technology, inventory, distribution, and human resources management for the Company. Mr. Varvaro has developed skills in process mapping, information technology custom application design, enterprise risk systems deployment, plant automation and reporting and bar code tracking implementation from his prior business experiences. From 1998 to 2004, Mr. Varvaro was employed by Fast Heat Inc., a Chicago, Illinois based global supplier to the plastics, HVAC, packaging, and food processing industries, where he began as Controller and rose to CIO and then CFO during his tenure. From 1993 to 1998, Mr. Varvaro was employed by Maple Leaf Bakery, USA, a Chicago, Illinois based company during its rise to a national leader in specialty food products, where he began as Staff Accountant and rose to Assistant Controller during his tenure. He earned a BS in Accounting from University of Illinois, Urbana, and has been certified as a CPA.
Stephen Block, age 63, has been a director of the ChromaDex since 2007 and on the Audit Committee since 2007. Mr. Block is also a director and Chair of the Corporate Governance and Nominating Committee and serves on the Audit Committee of Senomyx, Inc., a public biotech company. He has served on the board of Senomyx, Inc. since 2005. He also serves as the Chairman of the Board of Blue Pacific Flavors and Fragrances, Inc., and as director of Allylix, Inc. and XSCapacity.com, all privately held companies. He has served on these boards since 2008, 2007, and 2007 respectively. Mr. Block is also a member of the Executive Committee of the Orange County network of Tech Coast Angels, the country’s largest angel investor group, and is a partner in Venture Farm, LLC, an early stage fund providing capital, mentoring and education to entrepreneurs. Mr. Block also serves on the board of directors of AirBee Wireless, Inc., a wireless communications software company. For the 11 years prior to 2004, Mr. Block was the Senior Vice President, General Counsel and Secretary and one of nine senior executives at International Flavors & Fragrances Inc., a New York Stock Exchange listed corporation with more $2.0 billion in revenue. Mr. Block has experience in domestic and international mergers and acquisitions and joint ventures and financings, government affairs and lobbying, and corporate, product liability and regulatory law. He has served on the Board of Governors, and in one case, as President, of domestic and international trade associations. Mr. Block has a B.A. cum laude from Yale University and a J.D. from Harvard Law School.

Reid Dabney, age 56, has served as a Director of the ChromaDex and has chaired the Audit Committee since October 2007. Since March 2005, he has also served as Foldera, Inc.’s (and its predecessor company’s) Senior Vice President and Chief Financial Officer. From July 2003 to November 2005, Mr. Dabney was engaged by CFO911 as a business and financial consultant. From January 2003 to August 2004, Mr. Dabney served as Vice President of National Securities, a broker-dealer firm specializing in raising equity for private operating businesses that have agreed to become public companies through reverse merger transactions with a publicly traded shell companies. From June 2002 to January 2003, Mr. Dabney was the chief financial officer of House Ear Institute in Los Angeles, California. Mr. Dabney received a B.A. degree from Claremont McKenna College and an M.B.A. in Finance from the University of Pennsylvania’s Wharton School. Mr. Dabney also holds Series 7, 24 and 63 licenses from Financial Industry Regulatory Authority (FINRA).
Hugh Dunkerley, age 34, has served as a Director of the ChromaDex since December 2005. From October 2002 to December 2005 Mr. Dunkerley served as Director of Corporate Development at ChromaDex. Mr. Dunkerley has been President and Chief Executive Officer of Foldera, Inc. (OTCBB:FDRA.OB) since October 31, 2007. He had served as Foldera’s Chief Operating Officer from June 2007 to October 31, 2007 and as Vice President of Corporate Finance from June 2006 to June 2007. From January 2006 to July 2006, Mr. Dunkerley served as Vice President of Small-Mid Cap Equities at Hunter Wise Financial Group, LLC, specializing in investment banking advisory services to US and EU companies. Mr. Dunkerley received his undergraduate degree from the University of Westminster, London and earned a MBA from South Bank University, London. Mr. Dunkerley also holds Series 7 and 66 licenses from FINRA.
Mark S. Germain, age 57, has served as Co-Chairman of the Board of Directors since he founded ChromaDex in 2000 and on the audit committee since October 2007. Mr. Germain has extensive experience as a merchant banker in the biotech and life sciences industries. He has been involved as a founder, director, Chairman of the Board of, and/or investor in over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions. He graduated New York University School of Law in 1975, Order of the Coif, and was a partner in a New York law firm practicing corporate and securities law before leaving for the private sector in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company sold in 1991. In addition to his role as Co-Chairman and director of the Company, Mr. Germain is currently a director of the following publicly traded companies: Wellford Real Properties, Inc., Stem Cell Innovations, Inc., Collexis Holdings, Inc., and Pluristem Therapeutics, Inc. He is also a co-founder and director of a number of private companies in the biotechnology field.
Kevin Jaksch, age 37, has served as a Director of ChromaDex since 2000. Since 2000, Mr. Jaksch has served as Vice President and Branch Manager at Charles Schwab & Co., Inc. (NASDAQ: SCHW). Mr. Jaksch has been a registered representative for 15 years and a registered principal for 12 years overseeing two offices with over four billion in assets. Mr. Jaksch has broad experience in the financial markets and financial advising. Mr. Jaksch earned a BA in Communications from the University of Southern California in Los Angeles. Kevin Jaksch is the brother of Frank L. Jaksch Jr.
Board of Directors and Committees of the Board
Our business and affairs are managed under the direction of our Board of Directors.
The Board of Directors is in the process of organizing several committees. We expect that the standing committees of our Board of Directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee.
Immediately following the merger, we plan to establish an audit committee for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements by our independent auditors. We believe that each of the future members of the audit committee will meet the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc. Each of the members of the audit committee is expected to be financially literate and will have accounting and finance experience, and we plan to have an “audit committee financial expert” on our audit committee, within the meaning of Securities and Exchange Commission regulations as defined in Item 407 of Regulation S-K. Currently, Reid Dabney is considered an audit committee financial expert.

Code of Conduct and Ethics
We expect that our Board will adopt a code of conduct and ethics applicable to our directors, officers and employees, in accordance with applicable rules and regulations of the SEC. A copy of that code will be made available on our website.
Compensation of Executive Officers
ChromaDex has established executive compensation plans that link compensation with performance. We plan to periodically review our executive compensation programs to ensure they are competitive.
EXECUTIVE AND DIRECTOR COMPENSATION
Cody’s fiscal year ended November 30, 2007
During the fiscal year ended November 30, 2007, no compensation was earned by or paid to Donald Sampson or Barbara Grant, Cody’s only executive officers during that year. Accordingly, in accordance with Item 402(a)(4) of Regulation S-B, we have omitted from this report the Summary Compensation Table and Director Compensation Table otherwise required by that Item.
There were no post retirement benefit plans, medical, life, dental or other benefit plans, cash bonus or other compensation arrangements in place during fiscal 2007. There were no stock options or equity awards outstanding at November 30, 2007.
ChromaDex’s fiscal year ended December 29, 2007
The following table sets forth information concerning the annual and long-term compensation earned by ChromaDex’s Chief Executive Officer (the principal executive officer) and the only other compensated executive officer who served during the year ended December 29, 2007 (the “Named Executives”) as executive officers of ChromaDex. The compensation indicated below was paid by ChromaDex. Each Named Executive became an executive officer of the Company as of the Effective Date of the Merger.
Summary Compensation Table

					Option
					Awards	All Other	Total
Name	Year	Salary		Bonus	(1)	Compensation	($)

Frank L. Jaksch	2007	$150,000	(2)	$15,000	—	$1,920	$166,920
	2006	$150,000	(3)	—	$24,652	$1,920	$176,572
Tom Varvaro	2007	$110,000		$10,000	—	—	$120,000
	2006	$110,000		—	$20,543	—	$130,543

(1)
The amounts in the column titled “Option Awards” above reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended December 31, 2006. See Note 1 of the ChromaDex, Inc. Consolidated Financial Report dated December 29, 2007 for a description of certain assumptions in the calculation of these amounts pursuant to FAS 123R.

(2)	Frank Jaksch was paid $66,181 of his salary in cash in 2007 and the remainder is owed to him as unpaid compensation. See “ChromaDex Transactions” below.

(3)	Frank Jaksch was paid $66,964 of his salary in cash in 2006 and the remainder is owed to him as unpaid compensation. See “ChromaDex Transactions” below.

On December 1, 2006, Frank Jaksch, Jr. was granted options to purchase 300,000 shares of ChromaDex common stock at an exercise price of $1.50. These options expire on December 1, 2016 and vest at a rate of 20% per year. On December 1, 2006, Tom Varvaro was granted options to purchase 250,000 of ChromaDex common stock at an exercise price of $1.50. These options expire on December 1, 2016 and vest at a rate of 20% per year. The bonuses granted to Mr. Jaksch and Mr. Varvaro were discretionary and not pursuant to a formula.
DIRECTOR COMPENSATION
Non-Employee Board members currently receive an annual grant of 30,000 options to buy ChromaDex common stock upon reelection by the Shareholders. These options are granted under the 2007 Plan and are granted on the same terms as those being issued to employees.
No compensation plan for directors has been formalized for services as Cody directors following the effective date of the Merger.
The following table provides information concerning compensation of the directors of Cody who (i) became directors upon consummation of the Merger and (ii) were directors of ChromaDex for the fiscal year ended December 29, 2007. The compensation reported is for services as directors for the fiscal year ended December 29, 2007.
Summary Compensation Table

Fees
	Earned				Non-Qualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($) (1)	($)	($)	($)	($)

Stephen Block(2)	—	—	—	—	—	—	—
Reid Dabney(3)	—	—	—	—	—	—	—
Hugh Dunkerley(4)	—	—	—	—	—	—	—
Mark S. Germain(5)	—	—	—	—	—	—	—
Frank L. Jaksch(6)	—	—	—	—	—	—	—
Kevin M. Jaksch(7)	—	—	—	—	—	—	—
Tom Varvaro(8)	—	—	—	—	—	—	—

(1)
The amounts in the column titled “Option Awards” above reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended December 29, 2007. See Note 1 of the ChromaDex, Inc. Consolidated Financial Report dated December 29, 2007 for a description of certain assumptions in the calculation of these amounts pursuant to FAS 123R.

(2)	Stephen Block held an aggregate of 30,000 option awards as of December 29, 2007.

(3)	Reid Dabney held an aggregate of 30,000 option awards as of December 29, 2007.

(4)	Hugh Dunkerley held an aggregate of 230,000 option awards as of December 29, 2007.

(5)	Mark S. Germain held an aggregate of 30,000 option awards as of December 29, 2007.

(6)	Frank L. Jaksch held an aggregate of 300,000 option awards as of December 29, 2007.

(7)	Kevin M. Jaksch held an aggregate of 30,000 option awards as of December 29, 2007.

(8)	Tom Varvaro held an aggregate of 500,000 option awards as of December 29, 2007.
Independence
We believe that four of our directors, Stephen Block, Reid Dabney, Hugh Dunkerley and Mark Germain, meet the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc.

Employment and Consulting Agreements
The material terms of employment agreements with the Named Executives previously entered into by ChromaDex are described below.
Employment Agreement with Frank L. Jaksch Jr.
ChromaDex entered into a two-year, employment agreement dated April 14, 2008 with Frank L. Jaksch Jr. its Chief Executive Officer. Pursuant to this agreement, Mr. Jaksch is entitled to receive a base salary of $150,000 per year, subject to certain milestones. Following the Merger, Mr. Jaksch will receive a base salary of $175,000. Mr. Jaksch is also eligible for bonuses as determined by our Board of Directors.
Pursuant to the employment agreement, Mr. Jaksch is eligible to be granted stock options for purchase of our shares, such options to be granted solely at the discretion of our Board of Directors. Mr. Jaksch is also entitled to receive the standard benefits generally available to other members of senior management.
In the event Mr. Jaksch’s employment with us is terminated voluntarily by Mr. Jaksch, he shall be entitled to his accrued but unpaid base salary and any stock vested through the date of his termination. In addition, if Mr. Jaksch provides good reason (as defined in the employment agreement) he shall also be entitled to severance (as defined in the employment agreement), whatever bonus he would have been entitled to for the year in which such termination occurs, and he shall be deemed to have been employed for the entirety of such year. As used herein, “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Jaksch provides written notice to ChromaDex within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and ChromaDex fails to release Mr. Jaksch from his obligation to perform such inconsistent duties and to re-assign Mr. Jaksch to his customary duties within 20 business days after ChromaDex’s receipt of such notice; or (B) if, without the consent of Mr. Jaksch, Mr. Jaksch’s normal place of work is or becomes situated more than 50 linear miles from Mr. Jaksch’s personal residence as of the effective date of the employment agreement, or (C) a failure by ChromaDex to comply with any other material provision of the employment agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Jaksch to ChromaDex, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by ChromaDex within such 60 day period. Severance will then consist of 16 weeks of pay, unless Mr. Jaksch signs a release, in which case he will receive compensation for the remainder of the contract, or up to 12 months whichever is less.
In the event Mr. Jaksch is terminated as a result of his death or disability he shall be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of ChromaDex to the contrary, any bonus that would be due to him for the fiscal year in which termination pursuant to death or disability will, at the option of the Board, be either prorated or paid in full to him (or his estate, as the case may be) at the time he would have received such bonus had he remained an employee of ChromaDex.
In the event that Mr. Jaksch is terminated by us for good reason (as defined in the employment agreement), he shall only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.
In the event we terminate Mr. Jaksch’s employment without cause (as defined in the employment agreement), Mr. Jaksch is entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary, together with applicable fringe benefits as provided to other executive employees for the term of his employment agreement.
Employment Agreement with Thomas C. Varvaro CFO
ChromaDex entered into a two-year, employment agreement dated April 14, 2008 with Thomas C. Varvaro its Chief Financial Officer. Pursuant to this agreement, Mr. Varvaro is entitled to receive a base salary of $110,000 per year, subject to certain milestones. Following the Merger, Mr. Varvaro will receive a base salary of $130,000. Mr. Varvaro is also eligible for bonuses as determined by our Board of Directors.

Pursuant to the employment agreement, Mr. Varvaro is eligible to be granted stock options for purchase of our shares, such option grants to be solely at the discretion of our Board of Directors. Mr. Varvaro is also entitled to receive the standard benefits generally available to other members of senior management.
In the event Mr. Varvaro’s employment with us is terminated voluntarily by Mr. Varvaro he shall be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination. In addition, if Mr. Varvaro provides good reason (as defined in the employment agreement) he shall also be entitled to severance (as defined in the employment agreement), whatever bonus he would have been entitled to for the year in which such termination occurs, and he shall be deemed to have been employed for the entirety of such year. As used herein, “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Varvaro provides written notice to ChromaDex within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and ChromaDex fails to release Mr. Varvaro from his obligation to perform such inconsistent duties and to re-assign Mr. Varvaro to his customary duties within 20 business days after ChromaDex’s receipt of such notice; or (B) if, without the consent of Mr. Varvaro, Mr. Varvaro’s normal place of work is or becomes situated more than 50 linear miles from Mr. Varvaro’s personal residence as of the effective date of the employment agreement, or (C) a failure by ChromaDex to comply with any other material provision of the employment agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Varvaro to ChromaDex, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by ChromaDex within such 60 day period. Severance will then consist of 16 weeks of pay, unless Mr. Varvaro signs a release, in which case he will receive compensation for the remainder of the contract or up to 12 months whichever is less.
In the event Mr. Varvaro is terminated as a result of his death or disability he shall be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of ChromaDex to the contrary, any bonus that would be due to him for the fiscal year in which termination pursuant to death or disability will, at the option of the Board, be either prorated or paid in full to him (or his estate, as the case may be) at the time he would have received such bonus had he remained an employee of ChromaDex.
In the event that Mr. Varvaro is terminated by us for good reason (as defined in the employment agreement), he shall only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.
In the event we terminate Mr. Varvaro’s employment without cause (as defined in the employment agreement), Mr. Varvaro is entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary, together with applicable fringe benefits as provided to other executive employees for the term of his employment agreement.

Equity Awards Outstanding
The following table sets forth certain information regarding stock options granted to our named executive officers outstanding as of December 29, 2007.
Outstanding Stock Options at December 29, 2007

				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised
	Options (#)	Options (#)		Unearned	Option Exercise	Option
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Expiration Date
Frank L. Jaksch	60,000	240,000	(1)	—	1.50	12/1/2016
Tom Varvaro	240,000	—		—	1.00	1/19/2014
	10,000	—		—	1.00	1/19/2014
	250,000	200,000	(2)	—	1.50	12/1/2016

(1)	60,000 of Mr. Jaksch’s options vest on December 1 of each year.

(2)	50,000 of Mr. Varvaro’s option vest on December 1 of each year.
Equity Incentive Plans
Each of the 2000 Plan and the 2007 Plan (collectively, the “Plans”) was assumed by Cody in the Merger. The purpose of each of the Plans is to encourage and enable selected employees, directors and independent contractors of the Company and its affiliates to acquire or increase their holdings of common stock and other equity-based interests in the Company in order to promote a closer identification of their interests with ours, thereby stimulating their efforts to enhance our efficiency, soundness, profitability, growth and shareholder value. All share amounts in this section have been adjusted to reflect the Merger, and represent number of shares of Cody Common Stock.
2000 Non-Qualified Incentive Stock Option Plan
The 2000 Plan was assumed by Cody in the Merger. The 2000 Plan was terminated by ChromaDex effective March 13, 2007, but such termination did not alter or impair any of the rights or obligations under any option theretofore granted to an option holder under the 2000 Plan (each, an “Assumed 2000 Option”). All share amounts in this section have been adjusted to reflect the Merger, and represent number of shares of Cody Common Stock subject to all of the Assumed 2000 Options.
We will further adjust the number of shares reserved for issuance under the Assumed 2000 Options in the event of an adjustment in our capital stock structure or one of our affiliates due to a merger, consolidation, reorganization, stock split, stock dividend or similar event.
Administration, Amendment and Termination
Our Board of Directors, or upon its delegation, the compensation committee of our Board of Directors, will administer the Assumed 2000 Options under the 2000 Plan. Subject to certain restrictions set forth in the 2000 Plan, the administrator has full and final authority to take actions and make determinations with respect to the 2000 Plan.
The administrator may amend the 2000 Plan and any award, without participant consent and, except where required by applicable laws, without shareholder approval, in order to comply with applicable laws.
Non-Qualified Stock Options
The 2000 Plan only permitted the grant of nonqualified stock options. Under each Assumed 2000 Option, a participant may only pay the option price in cash or check. Notwithstanding the foregoing, if the Company issues or sells Cody Common Stock in an underwritten offering to the public pursuant to an effective registration statement under the Securities Act, then the Company, at no additional cost or expense to each holder of an Assumed 2000 Option, during the period commencing 30 days before and ending 30 days after the effective date of such registration (the “IPO Window”), permit such holder to simultaneously exercise his or her Assumed 2000 Option and sell the Cody Common Stock to the Company at the issue price to effect a cash-less exercise of the Assumed 2000 Option held by such participant during the IPO Window.

All Assumed 2000 Options are subject to certain restrictions on exercise if the participant terminates employment or service.
Stock Dividend and Stock Splits
If (i) the shares of our common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of common stock, the number of shares of common stock deliverable upon the exercise or acceptance of such option or stock grant may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events.
Transfer and Other Restrictions
No Assumed 2000 Option is transferable other than for estate planning purposes, by will or the laws of intestate succession or as may otherwise be permitted by the administrator, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting the award have been met. In the event the participant exercises an Assumed 2000 Option and Cody Common Stock is issued to the participant, then, if the participant’s employment or consulting relationship with the Company terminates for any reason, the Company has the right to purchase all of such Cody Common Stock within 90 days after the effective date of such termination at the bid price of the most recent trade of the Cody Common Stock.
Certain Federal Income Tax Consequences
The following generally describes the principal federal (and not state and local) income tax consequences of Assumed 2000 Options. The following summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Code, and related regulations and other guidance are complicated and their impact in any one case may depend upon the particular circumstances.
If a participant received an Assumed 2000 Option, each of which is a nonqualified option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes certain requirements on deferred compensation. The Company believes, but no assurances can be given, that each Assumed 2000 Option was issued in compliance with the requirements of Section 409A of the Code. If, however, any Assumed 2000 Option is determined to not have satisfied the requirements of Section 409A of the Code during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Section 409A of the Code to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includible in income and may also be subject to interest charges under Section 409A of the Code. The Company generally will be entitled to an income tax deduction with respect to the amount of compensation includible as income to the participant. The Company undertakes no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

2007 Equity Incentive Plan
Subject to specified adjustment, the maximum number of shares that we may issue pursuant to awards granted under the 2007 Plan may not exceed the greater of: (i) four million (4,000,000) shares of Common Stock or (ii) 10% of the shares of Common Stock issued and outstanding on any date during the Plan Term, as determined in accordance with Section 13(a).
The following will not be included in calculating the share limitations set forth above:
•	dividends;

•	awards which by their terms are settled in cash rather than the issuance of shares; and

•	any shares subject to an award that is forfeited, cancelled, terminated, expires, or lapses for any reason and shares subject to an award that are repurchased or reacquired by us.
We will further adjust the number of shares reserved for issuance under the 2007 Plan and the terms of awards in the event of an adjustment in our capital stock structure or one of our affiliates due to a merger, consolidation, reorganization, stock split, stock dividend or similar event.
Administration, Amendment and Termination
Our Board of Directors, or upon its delegation, the compensation committee of our Board of Directors or an other committee appointed by the Board of Directors, will administer the 2007 Plan; provided, however, that the administration of awards granted under the 2007 Plan with respect to any Participant who is subject to Section 16 of the Exchange Act may only be administered by a committee of Independent Directors, as defined in the Plan. In this discussion, we refer to our Board of Directors, the compensation committee and any other committee appointed to Administer the Plan collectively as the “Administrator.” Subject to certain restrictions set forth in the 2007 Plan, the administrator has full and final authority to take actions and make determinations with respect to the 2007 Plan.
Subject to certain terms and conditions, the Administrator may delegate to one or more subcommittees consisting of our officers the authority to grant awards, other than to make awards with respect to other officers of the Company, and to make determinations otherwise reserved for the Administrator with respect to such awards.
Our Administrator may amend, alter, or terminate the 2007 Plan at any time, subject to certain exceptions and restrictions set forth in the 2007 Plan. Our Administrator may also amend, alter, or terminate any award, although participant consent may be required.
The Administrator may amend the 2007 Plan and any award, without participant consent and, except where required by applicable laws, so long as in the case of any award, the amendment does not impair any such award. Except to the extent otherwise required under Code Section 409A, the Administrator also may modify or extend the terms and conditions for exercise, vesting, or earning of an award and/or accelerate the date that any award may become exercisable, vested, or earned, without any obligation to accelerate any other award.
Options
The 2007 Plan authorizes the grant of both incentive stock options and nonqualified stock options. The administrator will determine the option price at which a participant may exercise an option. The option price may not be less than 100% of the fair market value on the date of grant (or 110% of the fair market value with respect to incentive stock options granted to 10% or more shareholders).
Unless an individual award agreement provides otherwise, a participant may pay the option price in cash or, to the extent permitted by the Administrator and applicable laws, (i) by delivery to the Company of other Cody Common Stock, (ii) according to a deferred payment or other similar arrangement with the participant, or (iii) in any other form of legal consideration that may be acceptable to the Administrator, or a combination of the foregoing.

At the time of option grant, the Administrator will determine the terms and conditions of an option, the period or periods during which an option is exercisable, and the option term (which, in the case of incentive stock options, may not exceed 10 years, or five years with respect to 10% or more shareholder). Options are also subject to certain restrictions on exercise if the participant terminates employment or service.
Restricted Stock Awards
Subject to the limitations of the 2007 Plan, the Administrator may grant restricted stock awards to such individuals in such numbers, upon such terms, and at such times as the Administrator shall determine. Restricted stock awards may be subject to certain conditions which must be met for the restricted stock award to vest and be earned, in whole or in part, and be no longer subject to forfeiture.
Subject to certain limitations in the 2007 Plan, the Administrator will determine the restriction period during which a participant may earn a restricted award and the conditions to be met in order for it to be granted or to vest or be earned. These conditions may include:
•	payment of a stipulated purchase price;

•	attainment of performance objectives;

•	retirement;

•	displacement;

•	disability;

•	death; or

•	any combination of these conditions.
Subject to the terms of the 2007, the Administrator determines whether and to what degree restricted stock awards have vested and been earned and are payable. If a participant’s employment or service is terminated for any reason and all or any part of a restricted stock award has not vested or been earned pursuant to the terms of the 2007 Plan and the individual award, the participant will forfeit the award and related benefits unless the Administrator determines otherwise.
Corporate Transaction
Upon a “Corporate Transaction,” as defined in the 2007 Plan and subject to any Code Section 409A requirements, any surviving corporation or acquiring corporation may assume or continue any or all options or restricted stock awards outstanding under the 2007 Plan or may substitute similar options or restricted stock awards for those outstanding under the 2007 Plan. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding options or restricted stock awards or substitute similar options or restricted stock awards for such outstanding options or restricted stock awards, then with respect to options or restricted stock awards that have not been assumed, continued or substituted, the Administrator may:
•
cancel all outstanding options or restricted stock awards, and terminate the 2007 Plan, effective as of the consummation of such Corporate Transaction, provided that it will notify all participants of the proposed Corporate Transaction so that each such participant will be given an opportunity to exercise the then exercisable portion of such options or restricted stock awards prior to the cancellation thereof, and provided that the Company exercises its repurchase option with respect to outstanding stock awards, to the extent such right has not lapsed; or

•
deem the vesting of all or a portion of options or restricted stock awards that have not been assumed, continued or substituted prior to the Closing accelerated in full, and any reacquisition or repurchase rights held by the Company with respect to such options or restricted stock awards shall lapse.

Transfer and Other Restrictions
Awards generally are not transferable other than by will or the laws of intestate succession or as may otherwise be permitted by the Administrator, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting the award have been met. As a condition to the issuance or transfer of common stock or the grant of any other 2007 Plan benefit, we may require a participant or other person to become a party to an agreement imposing such conditions or restrictions as we may require.

Certain Federal Income Tax Consequences
The following generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 2007 Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations and other guidance are complicated and their impact in any one case may depend upon the particular circumstances.
Incentive Options
The grant and exercise of an incentive stock option generally will not result in taxable “compensation” income to the participant if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the option over the option price generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may incur federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.
The Company generally is not entitled to a deduction upon the exercise of an incentive option unless the employee recognizes compensation income as described below. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized exceeds the option price. This amount will be treated as capital gain or loss.
If the holding period requirements described above are not met, the participant will have compensation income in the year of disposition to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. The Company generally is entitled to deduct as compensation the amount of compensation income realized by the participant.
Pursuant to the Code and the terms of the 2007 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive stock options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2007 Plan exceeds this limitation, it will be treated as a nonqualified option.
Nonqualified Options
The grant of a nonqualified option is a non-taxable event. However, upon exercise the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable compensation income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant.
Restricted Stock Awards
The grant of restricted stock awards will not result in taxable compensation income to the participant or a tax deduction to the Company. In the year that the restricted stock becomes vested and is no longer subject to a substantial risk of forfeiture, the fair market value of such shares at such date, less cash or other consideration paid (if any), will be taxed to the participant as compensation income. However, the participant may elect under Code Section 83(b) to include in his ordinary income at the time the restricted stock is granted, the fair market value of such shares at such time, less any amount paid for the shares. The Company generally will be entitled to a corresponding tax deduction.

Section 409A of the Internal Revenue Code of 1986
Section 409A of the Code imposes certain requirements on deferred compensation. The Company intends for the 2007 Plan to comply in good faith with the requirements of Section 409A of the Code including related regulations and guidance, where applicable and to the extent practicable. If, however, Section 409A of the Code is deemed to apply to an award, and the 2007 Plan and award do not satisfy the requirements of Section 409A of the Code during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Section 409A of the Code to the extent that the award is not subject to a substantial risk of forfeiture. The participant may be subject to additional tax liabilities under Section 409A of the Code (40% combined federal and California) on all amounts includible in income and may also be subject to interest charges if the 409A violation is discovered in a later tax year.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Cody Transactions
None of the following parties has, since Cody’s date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:
•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters; or

•	Any relative or spouse of any of the foregoing persons who has the same house address as such person
ChromaDex Transactions
At December 29, 2007 and December 31, 2006, the Company owed $1,167,828 and $1,009,029, respectively, to Frank L Jaksch Jr. and Mark Germain relating to unpaid compensation. The amounts owed to officers are unsecured, non-interest bearing, and payable on demand.
The Company sold $50,000 and $11,000 worth of product development services to Pagoda Pharma Group, Inc. (BVI) formerly Can-Nan Horizon Quest, Inc. (BVI) (“Pagoda”) in 2008 and 2007, respectively. Frank L. Jaksch Jr. owns 1,500 shares of Pagoda, which is 1.27% of Pagoda’s outstanding shares and served as its director until April 2007. Frank L. Jaksch Sr. (Frank L. Jaksch Jr’s father) effectively owns 11,500.62 shares of Pagoda (4,216 through direct ownership and 7,284.62 through his ownership interest in Horizon Quest LLC), which is 9.77% of Pagoda’s outstanding shares and serves as its Executive Chairman and director. Thomas C. Varvaro is currently a director of Pagoda.
On June 20, 2007, ChromaDex and Pagoda entered into a business development agreement whereby Pagoda will market ChromaDex products in China. Each company will jointly own products that are developed and commercialized pursuant to the agreement. The business terms of the agreement vary for each product that is developed. As of May 2008, the companies had agreed to the development of one product that would lead to the sale of between $25,000 and $75,000 worth of product development services from ChromaDex to Pagoda during the remainder of 2008. The term of the agreement extends through June 20, 2010 and automatically renews each year thereafter, however, arrangements for individual products may have separate lengths of terms.

DESCRIPTION OF SECURITIES
The following description is only a summary of certain significant provisions of the rights, preferences, qualifications and restrictions of Cody’s capital stock.
Authorized Capital Stock
Cody’s authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share.
As of June 20, 2008, 4,500,012 shares of Cody Common Stock were outstanding held of record by 43 holders. Following the Merger, there were 28,022,134 shares of Common Stock outstanding held by 124 holders.
Common Stock
We are authorized to issue 50,000,000 shares of common stock. The holders of common stock are entitled to equal dividends and distributions, per share, on the common stock when, as and if declared by the board of directors from funds legally available for that. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors. Issuance of additional common stock in the future will reduce proportionate ownership and voting power of each share outstanding. Directors can issue additional common stock without shareholder approval to the extent authorized.
Important Provisions of Certificate of Incorporation and Bylaws
Limitation of Monetary Liability
The Certificate of Incorporation of Code provides that no director or officer will be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer to the fullest extent permitted by Delaware law.
Business Combinations with Interested Shareholders.
Delaware law prohibits certain business combinations with interested shareholders, which are defined as owners of 15% or more of the outstanding voting power of the Company (or certain affiliates or associates of the Company who have held 15% or more of the outstanding shares in the past three years), for three years after the date that the person first became an interested stockholder, unless (1) prior to such time the board of directors of the Company approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, subject to certain exclusions, or (3) at or subsequent to the time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Certain Bylaw Provisions
Meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors. Annual meetings shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. A majority of the outstanding shares entitled to vote constitutes a quorum at a meeting of the stockholders. Each outstanding share, regardless of class, is entitled to one vote on each matter at the meeting of stockholders. Cumulative voting is not permitted in the election of directors.

The Board of Directors is composed of between a minimum of one and a maximum of thirteen persons, as determined by the Board of Directors. Any vacancy may be filled by the affirmative vote of a majority of the remaining directors, or the sole remaining director unless the Board of Directors determines by resolution to fill the vacancy by a vote of the stockholders. Directors may be removed, without cause, by a vote of a majority of the shares entitled to vote at the election of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.
Officers are elected by the board at the meeting of the board next following the annual meeting of the stockholders, or at any meeting if an office is vacant. The term of office and compensation of the officers is determined by the Board of Directors. Subject to the rights, if any, of an officer under any contract of employment, officers can be removed by the board at any meeting thereof whenever in its judgment the best interests of the Company would be served thereby.
The bylaws of Cody may be amended or repealed and new bylaws adopted by the Board of Directors, or by a majority of the stockholders.
MARKET PRICE OF AND DIVIDENDS ON CODY’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. Our shares are quoted on the OTCBB under the symbol “CDYE.OB.”
The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending November, 2007
Quarter Ended	High $	Low $
November 30, 2007	$0	$0
August 31, 2007	$0	$0
May 31, 2007	$0	$0

February 28, 2007	$0	$0
On June 20, 2008, the day before we announced the Merger Agreement, there were no bids for the Common Stock of Cody.
Penny Stock
The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.
In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.
Holders of Our Common Stock
As of March 29, 2008, we had 38 holders of record of our common stock.
Equity Compensation Plan Information
Equity Compensation Plan Information for Cody
As of December 29, 2007, Cody had no outstanding equity compensation plans.
Equity Compensation Plan Information for ChromaDex
For a narrative description of the 2007 Plan and the 2000 Plan, see “Equity Incentive Plans” under Item 2.01 of this Current Report and Form 8-K.
The following table provides information about the equity compensation plans of ChromaDex as of December 29, 2007:

	A	B	C
Number of
securities
		Weighted	remaining
		average	available for
	Number of	exercise	future
	securities	price of	issuance
	to be issued	outstanding	under equity
	upon	options,	compensation
	exercise of	warrants	plans
	outstanding	and rights	(excluding
	options,	securities	securities
	warrants	reflected in	reflected in
Plan Category	and rights	column (A)	column (A))

Equity compensation plans approved by security holders	1,473,950	$1.16	2,526,050	(1)

Equity compensation plans not approved by security holders	—	—	—

Total	1,473,950	$1.16	2,526,050	(1)

(1)
The ChromaDex, Inc. 2007 Second Amended and Restated Equity Incentive Plan. The maximum number of shares authorized for issuance under this plan is the greater of 4,000,000 shares of common stock or 10% of the shares of common stock of the company issued and outstanding on any date during the Plan Term, as determined in accordance with Section 13(a), subject to specified adjustment.

LEGAL PROCEEDINGS
Pre-Merger claims against Cody
Cody is not involved in any pending or threatened legal proceedings.
Claims against ChromaDex
ChromaDex is not involved in any pending or threatened legal proceedings.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
We have had no disagreements with our independent and registered public accounting firm on accounting and financial disclosure. See Item 4.01 to this Form 8-K for information regarding a change in our accountants. That information is incorporated herein by reference.
RECENT SALES OF UNREGISTERED SECURITIES
Recent Sales by Cody
None.
Recent Sales by ChromaDex
On December 31, 2005, ChromaDex issued 310,023 shares of common stock to the University of Mississippi Research Foundation (the “Foundation”) in return for cancellation of $262,500.00 in fees owed by ChromaDex to the Foundation pursuant to that certain Licensing Agreement Nutraceutical Standards effective as of December 31, 1999. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.
On November 8, 2005, AAPE AAP Holdings S.A. exercised warrants to purchase 100,000 shares of common stock at a blended strike price of $1.25 per share. The warrants were issued to AAPE AAP Holdings S.A. in December, 2004 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. On January 31, 2008, ChromaDex sold an additional 50,000 shares of common stock to AAPE AAP Holdings S.A. at a price of $1.00 per share. The warrants were issued to AAPE AAP Holdings S.A. in December, 2004 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.
On November 8, 2005, ChromaDex issued 338,154 shares of common stock to L & J Becvar, L.P. as partial consideration for the licensing of patented rights from L & J Becvar, L.P. pursuant to that certain License Agreement dated August 19, 2005. The fair value to ChromaDex in monetary terms of the shares was determined to be $0.87 per share. The number of shares issued was adjusted on December 31, 2005, September 19, 2006 and on June 18, 2007 to an aggregate total of 392,490 shares pursuant to the terms of the license agreement. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

On September 19, 2006, ChromaDex issued 46,503 shares of common stock to Tapestry Pharmaceuticals, Inc. (formerly NaPro BioTherapeutics, Inc.) pursuant to section 1.3(f) of that certain Asset Purchase Agreement dated April 8, 2003, which provides antidilution protection for Tapestry as part of the consideration it received for the transfer of certain of its assets to ChromaDex. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.
On August 28, 2007, ChromaDex sold 4,407,640 shares of common stock to Margie Chassman at a purchase price of approximately $0.255 per share. These shares were issued in reliance on the exemption from registration provided by 4(2) of the Securities Act of 1933.
On April 1, 2008, ChromaDex issued 25,502 shares of common stock to Jolley & Jolley, a professional law corporation as partial consideration for legal services provided to the company by Jolley & Jolley, pursuant to that certain Contract for Legal Services, dated September 8, 2005. The fair value to ChromaDex in monetary terms of the shares was determined to be $0.87 per share. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.
During the past three years, ChromaDex has issued 632,500 stock options to 14 employees, directors and officers under the 2000 Plan. 25,000 of these options were terminated in cases where 5 employees ended their employment with the Company before their options vested. The stock options can be exercised at a price of $1.50 per share and vest at a rate of 20% per year for each of the employees. These shares were issued in reliance on the exemption from registration provided by Rule 701 of the Securities Act of 1933. For additional information on the 2000 Plan see “Equity Incentive Plans” under Item 2.01 of this Form 8-K.
During the past three years, ChromaDex has issued 2,022,987 stock options to 37 employees, directors and officers under the 2007 Plan. The stock options can be exercised at a price of $1.50 per share and vest at a rate of 20% per year for each employee. These shares were issued in reliance on the exemption from registration provided by Rule 701 of the Securities Act of 1933. For additional information on the 2007 Plan see “Equity Incentive Plans” under Item 2.01 of this Current Report and Form 8-K.
ChromaDex is currently offering up to 4,411,764 shares of common stock and warrants to purchase an additional 2,205,882 shares of common stock to investors for a price of $1.36 per share through a private placement. Concurrently with the purchase of shares of common stock, each investor receives a warrant to purchase one-half of the number of shares of common stock purchased by the investor at an exercise price of $3.00 per share, exercisable for five years. The warrants can be repurchased by ChromaDex at a price of $4.50 per share or cancelled by ChromaDex at a cancellation price of $1.50 per share. As of May 21, 2008, ChromaDex has sold 2,628,618 shares to 69 investors. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D thereunder.
New Castle Financial Services LLC (“New Castle”) is acting as agent in connection with the private placement and as consideration for such service New Castle is entitled to (i) a cash payment equal to 10% of the gross proceeds raised from the sale of common stock (excluding common stock issuable upon exercise of the warrants) in the offering from qualified potential investors identified by New Castle and accepted in writing by the ChromaDex, and (ii) five-year warrants to purchase at an exercise price of $1.36 that number of shares of common stock equal to 10% of the number of shares of common stock (excluding common stock issuable upon exercise of the warrants) placed by New Castle with such investors. The five-year warrants are to be issued to New Castle upon completion of the offering. As of the date of the closing of the latest sale by New Castle on May 21, 2008, the warrants to be issued to New Castle amounted to a warrant for the purchase of 262,861 shares of common stock at $1.36 per share.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the General Corporation Law (the “GCL”) of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise.

Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Cody’s Certificate of Incorporation and Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the GCL, Cody shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer or serves or served at Cody’s request as a director or officer of another corporation, joint venture, trust or other enterprise. Cody’s Certificate of Incorporation and Bylaws also provides that it shall have the power, under the circumstances permitted by Section 145 of the GCL, to indemnify any employees and other agents as permitted by the GCL.
Cody’s Certificate of Incorporation relieves its directors from monetary damages to Cody or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the GCL. Under Section 102(b)(7) of the GCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions of the GCL imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.
CODY SHARES ELIGIBLE FOR FUTURE SALE
As of June 20, 2008, 28,022,134 shares of Cody Common Stock were outstanding, of which approximately 23,522,122 were issued to former holders of ChromaDex Common Stock, pursuant to the Merger Agreement. The following sets forth certain information regarding shares of Cody Common Stock that are, or may be in the future, eligible for resale.
Resales of Common Stock Issued Prior to the Merger
Prior to the merger, Cody had 4,500,012 shares of common stock listed on the OTCBB. These shares may be sold pursuant to the penny stock rules described in “Penny Stock” above.
Resales of Cody Common Stock received in the Merger
Former ChromaDex shareholders now own approximately 83.94% of the outstanding shares of the Cody Common Stock. Shares of Cody capital stock issued in the Merger were issued pursuant to an exemption from the registration requirements of the Securities Act. In order to be resold to the public, the resale of those shares must be either registered under the Securities Act, the shares must be sold in compliance with Rule 144, or another exemption from the registration requirements.

Registration of the Cody Common Stock received in the Merger under existing agreements.
Section 3.1(b) of that certain License Agreement, effective September 15, 2005, between L&J Becvar, L.P. (“Becvar”) and ChromaDex provides that Becvar shall have “piggy-back” registration rights, with respect to the stock transferred under this agreement, “on terms consistent with industry standards and any previous agreements granted by ChromaDex, including the NaPro asset purchase agreement.
Section 2.1 of that certain Investor’s Rights Agreement, effective as of December 31, 2005, by and between the Foundation and ChromaDex provides that if ChromaDex proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or an offering of securities solely to ChromaDex’s existing shareholder), then ChromaDex shall offer the Foundation or its assignee the opportunity to register such number of shares of restricted stock as the Foundation may request. If ChromaDex’s offering is to be an underwritten offering, ChromaDex shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Foundation’s stock requested to be included in the registration of such offering to include such stock in such offering on the same terms and conditions as any similar securities of ChromaDex included therein. If the managing underwriter of such offering determines in its sole discretion that would be adversely affected by inclusion of the stock requested to be included, then in such managing underwriter’s discretion, the number of shares of stock to be registered and offered for the accounts of the Foundation shall be either (i) eliminated entirely from such registration and offering or (ii) reduced pro rata on the basis of the number of securities requested by the Foundation to be registered and offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter (provided that if securities are being registered and offered for the account of other persons or entities in addition to ChromaDex, such reduction shall not be proportionately greater than any similar reduction imposed on such other persons or entities.)
Rule 144
In general, under the newly revised Rule 144, effective February 15, 2008, beginning one year after the filing of this Form 8-K (the “Anniversary”), a person who has beneficially owned shares of Cody Common Stock for at least six months, who is not an affiliate of Cody is entitled to resell their shares of Cody Common Stock without restriction. Beginning on the Anniversary, any person who may be deemed to be an “affiliate” of Cody (as the term “affiliate” is defined under Rule 144), is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:
•	1% of the number of shares of Cody Common Stock then outstanding (after the Merger there would be approximately 28,022,134 such shares outstanding); or

•	the average weekly trading volume of Cody Common Stock during the four calendar weeks preceding the sale.
However, since Cody Common Stock is quoted on the NASD’s Over-The-Counter Bulletin Board, which is not an “automated quotation system,” its shareholders cannot rely on the market-based volume limitation described in the second bullet above. If in the future Cody Common Stock is listed on an exchange or quoted on NASDAQ, then its shareholders would be able to rely on the market-based volume limitation. Unless and until Cody Common Stock is so listed or quoted, its shareholders can only rely on the percentage based volume limitation described in the first bullet above.
Under the newly revised Rule 144, effective February 15, 2008, and assuming no shares are sold pursuant to registration under the Investor’s Rights Agreement, effective as of December 31, 2005, by and between the Foundation and ChromaDex, up to approximately 23,522,122 additional shares of Cody Common Stock will become eligible for sale in the public market under the Securities Act pursuant to Rule 144 by former ChromaDex shareholders beginning on the Anniversary. In addition, 4,616,240 shares of Cody Common Stock subject to outstanding options or warrants reserved for future issuance may become eligible for sale in the public market to the extent permitted by the provisions of the related agreements and Rules 144 and 701 under the Securities Act. Shares subject to the 2000 plan and the 2007 plan may also be registered on Form S-8, and become eligible for resale. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of the Cody Common Stock, if any, could decline.

Item 3.02 Unregistered Sales of Equity Securities
The information disclosed in Item 2.01 of this Form 8-K is incorporated into this Item 3.02. The issuance at the consummation of the Merger on June 20, 2008, of 23,522,122 shares of Cody Common Stock and the conversion of outstanding ChromaDex, Inc. options and warrants into options and warrants to acquire Cody common stock in connection with the Merger were made in a private placement in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and pursuant to Rule 701 promulgated under the Securities Act as to options and warrants. The class of persons who received the shares was the former holders of ChromaDex, Inc. capital stock, and holders of options and warrants to acquire such stock. As consideration for the issuance of its stock, Cody Resources, Inc. acquired 100% ownership of ChromaDex, Inc. in the Merger.
Upon closing of the Merger each share of ChromaDex common stock held by: (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended; or (ii) a person who does not qualify as an accredited investor, but who, either alone or together with such person’s purchaser representative, has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in Cody stock and can bear the economic risk of such an investment, was converted into the right to receive one share of Cody Common Stock for each share of ChromaDex Common Stock. If, however, a former holder of ChromaDex capital stock does not demonstrate to Cody, in its sole discretion, that such person meets the tests, Cody may elect to pay $1.36 for each share of ChromaDex previously held by that person in lieu of Cody shares. Cody does not anticipate that it will pay cash to any former ChromaDex shareholder.
The terms of conversion or exercise of the options and warrants assumed are disclosed at Item 2.01 of this Form 8-K.
Item 4.01 Changes in Registrant’s Certifying Accountant
On June 20, 2008, by action of our Board of Directors, effective upon consummation of the Merger, we dismissed Moore & Associates Chartered as our independent accountants. Moore & Associates Chartered had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Moore & Associates Chartered is that, following the consummation of the Merger on June 20, 2008, (i) the former stockholders of ChromaDex owned a significant amount of the outstanding shares of our capital stock and (ii) our primary business became the business previously conducted by ChromaDex. The independent registered public accountant of ChromaDex was the firm of McGladrey & Pullen, LLP (“McGladrey”). We believe that it is in our best interest to have McGladrey continue to work with our business, and we therefore retained McGladrey our new principal independent registered accounting firm, effective as of June 20, 2008. McGladrey is located at 20 North Martingale Rd., Ste 500, Schaumburg, IL 60173-2419. The decision to change accountants was approved by our Board of Directors on June 20, 2008.
The report of Moore & Associates Chartered on our financial statements for and during the fiscal years ending November 30, 2006 and November 30, 2007, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.
From the date of their initial engagement through June 20, 2008, there were no disagreements with Moore & Associates Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Moore & Associates Chartered would have caused it to make reference to the matter in connection with its reports.

Through June 20, 2008 Cody did not consult McGladrey regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.
We have made the contents of this Current Report on Form 8-K available to Moore & Associates Chartered and requested that Moore & Associates Chartered furnish us a letter addressed to the SEC as to whether Moore & Associates Chartered agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Moore & Associates Chartered’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.
Item 5.01 Change in Control of Registrant
In connection with the Merger, Cody experienced a change in control. The disclosure set forth in Item 2.01 to the Current Report on Form 8-K is incorporated herein by reference.
No agreements exist among present or former controlling stockholders of the Cody or present or former officers and directors of ChromaDex with respect to the future election of the members of the Cody Board of Directors, and to Cody’s knowledge, no other agreements exist which might result in a change of control of the Cody.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, the directors and executive officers of Cody, Donald Sampson and Barbara Grant, resigned at the closing of the Merger and appointed the directors and executive officers of ChromaDex to become the directors and executive officers of Cody. See Item 2.01 of this Form 8-K, which is incorporated herein by reference, for additional information regarding the persons who resigned as directors and executive officers and those who now constitute the Board of Directors and executive officers of Cody, and their compensation.
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
Pursuant to the Merger Agreement and in connection with the Merger, the Registrant changed its name from “Cody Resources, Inc.” to “ChromaDex Corporation.”
Pursuant to the Merger Agreement and following the Effective Time of the Merger, the Registrant changed its fiscal year end from November 30 to the closest Saturday to January first of the subsequent year. The change in our fiscal year will take effect on June 20, 2008 and, therefore there will be no transition period in connection with this change of fiscal year-end. Our 2008 fiscal year will end on January 1, 2009.
Item 5.06 Change in Shell Company Status.
The transactions reported in Item 2.01 of this Current Report on Form 8-K have the effect of causing the Registrant to cease being a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. For a discussion of the transactions, see Item 2.01 herein and the content of Exhibit 2.1 filed as an exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
As a result of its acquisition of ChromaDex described in Item 2.01 above, the Registrant is filing ChromaDex’s audited financial statements for the fiscal years ended December 29, 2007 and December 31, 2006, and for the quarter ended March 29, 2008, incorporated in this Current Report on Form 8-K.

(b) Pro Forma Financial Information.
As a result of its acquisition of ChromaDex described in Item 2.01 above, the Registrant is filing pro forma financial information incorporated in this Current Report on Form 8-K.
(c) Shell Company Transactions
See Item 5.06
(d) Exhibits:

EXHIBIT INDEX
Registration Statement on Form 8-K
Index to Exhibits Filed as Part of This Registration Statement

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of May 21, 2008, among Cody, CDI Acquisition, Inc. and ChromaDex, Inc., as amended on June 10, 2008.
3.1	Certificate of Incorporation of Cody Resources, Inc., a Delaware corporation and Certificate of Amendment of Cody Resources, Inc.
3.2	Bylaws of Cody Resources, Inc., a Delaware corporation
4.1	Investor’s Rights Agreement, effective as of December 31, 2005, by and between The University of Mississippi Research Foundation and ChromaDex
4.2
Tag-Along Agreement effective as of December 31, 2005, by and among the Company, Frank Louis Jaksch, Snr. & Maria Jaksch, Trustees of the Jaksch Family Trust, Margery Germain, Lauren Germain, Emily Germain, Lucie Germain, Frank Louis Jaksch, Jr., and the University of Mississippi Research Foundation

4.3	License Agreement, effective September 15, 2005 between L&J Becvar, L.P. and ChromaDex, Inc.
4.4	Form of Warrant to Purchase Shares of Common Stock of ChromaDex Corporation
10.1	ChromaDex, Inc. 2000 Non-Qualified Incentive Stock Option Plan effective October 1, 2000
10.2	Second Amended and Restated 2007 Equity Incentive Plan effective March 13, 2007
10.3	Form of Stock Option Agreement under the ChromaDex, Inc. Second Amended and Restated 2007 Equity Incentive Plan
10.4	Form of Restricted Stock Purchase Agreement under the ChromaDex, Inc. 2007 Equity Incentive Plan
10.5	Employment Agreement dated April 14, 2008, by and between Frank L. Jaksch, Jr. and ChromaDex, Inc.
10.6	Employment Agreement dated April 14, 2008, by and between Thomas C. Varvaro and the ChromaDex, Inc.
10.7	Standard Industrial/Commercial Multi-Tenant Lease – Net dated December 19, 2006, by and between the ChromaDex, Inc. and SCIF Portfolio II, LLC
10.8
Lease Agreement dated October 26, 2001, by and between Railhead Partners, LLC and NaPro BioTherapeutics, Inc., as assigned to ChromaDex Analytics, Inc. on April 9, 2003 and amended on September 24, 2003

10.9	Licensing Agreement Nutraceutical Standards effective as of December 31, 1999 between the University of Mississippi Research Foundation and ChromaDex
10.10	Equity Based License Agreement dated October 25, 2001, by and between the Company and Bayer Innovation Beteiligungsgesellshaft mbH, as amended as of October 30, 2003
10.11	License Agreement, effective September 15, 2005 between L&J Becvar, L.P. and ChromaDex, Inc. (1)
10.12	Option Agreement, and Patent License Agreement, both effective on August 19, 2005 and both between the Board of Regents of The University of Texas Systems and ChromaDex, Inc.
10.13	Stock Redemption Agreement, dated June 18, 2008 between ChromaDex, Inc. and Bayer Innovation GmbH (formerly named Bayer Innovation Beteiligungsgesellschaft mbH)
10.14	Promissory Note, dated June 18, 2008 between ChromaDex, Inc. as borrower and Bayer Innovation GmbH as lender
16.1	Letter on Change in Certifying Accountant
21.1	Subsidiaries of ChromaDex

(1)	Incorporated by reference to Exhibit 4.3 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2008.	ChromaDex Corporation
	By:	/s/ Tom Varvaro
Tom Varvaro
Chief Financial Officer

ChromaDex, Inc. and Subsidiary
Consolidated Financial Report
12.29.2007

Independent Auditor’s Report
To the Board of Directors
ChromaDex, Inc. and Subsidiary
Irvine, California
We have audited the accompanying consolidated balance sheets of ChromaDex, Inc. and Subsidiary as of December 29, 2007 and December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of ChromaDex, Inc. and Subsidiary as of December 29, 2007 and December 31, 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ McGladrey & Pullen LLP
Schaumburg, Illinois
April 10, 2008

ChromaDex, Inc. and Subsidiary
Consolidated Balance Sheets
December 29, 2007 and December 31, 2006

	2007	2006

Assets

Current Assets
Cash	$303,785	$424,965
Trade receivables, less allowance for doubtful accounts 2007 $70,429; 2006 $76,658	375,233	303,062
Inventories	497,635	281,044
Prepaid expenses and other	60,264	96,973

Total current assets	1,236,917	1,106,044

Leasehold Improvements and Equipment, net	1,132,823	1,146,683

Deposits and Other Noncurrent Assets
Deposits	63,976	44,333
Intangible Assets, less accumulated amortization 2007 $672,970; 2006 $556,970	487,030	603,030

	551,006	647,363

	$2,920,746	$2,900,090

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$500,538	$338,327
Accrued expenses	351,926	488,356
Notes payable	—	112,500
Current maturities of capital lease obligations	74,571	51,238
Due to officers	1,167,822	1,009,029
Customer deposits and other	117,969	115,067

Total current liabilities	2,212,826	2,114,517

Capital Lease Obligations, less current maturities	152,766	109,952

Deferred Rent	158,839	93,029

Stockholders’ Equity
Preferred stock, no par value; authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value; authorized 100,000,000 shares; issued and outstanding 2007: 22,040,797 shares; 2006: 21,984,901 shares	220,408	219,849
Additional paid-in capital	5,271,389	5,268,350
Accumulated deficit	(5,095,482)	(4,905,607)

	396,315	582,592

	$2,920,746	$2,900,090

See Notes to Consolidated Financial Statements.

ChromaDex, Inc. and Subsidiary
Consolidated Statements of Operations
Years Ended December 29, 2007 and December 31, 2006

	2007	2006

Sales	$4,754,073	$3,517,957

Cost of goods sold	3,122,461	2,753,919

Gross profit	1,631,612	764,038

Operating expenses:
Selling	387,816	354,560
General and administrative	1,421,516	1,510,926

	1,809,332	1,865,486

Operating loss	(177,720)	(1,101,448)

Nonoperating (income) expenses:
Interest expense	31,815	30,175
Interest income	(17,698)	(4,314)
Other	(1,962)	156,951

	12,155	182,812

Net loss	$(189,875)	$(1,284,260)

See Notes to Consolidated Financial Statements.

ChromaDex, Inc. and Subsidiary
Consolidated Statements of Stockholders’ Equity
Years Ended December 29, 2007 and December 31, 2006

				Unearned		Total
	Preferred	Common	Additional	Stock-Based	Accumulated	Stockholders’
	Stock	Stock	Paid-in Capital	Compensation	Deficit	Equity

Balance, December 31, 2005	$—	$175,298	$4,303,775	$(308,295)	$(3,621,347)	$549,431

Issuance of common stock	—	44,551	1,078,528	—	—	1,123,079

Amortization of unearned stock-based compensation	—	—	—	34,200	—	34,200

Reclassification of unearned stock- based compensation (Note 8)	—	—	(274,095)	274,095	—	—

Stock-based compensation	—	—	160,142	—	—	160,142

Net loss	—	—	—	—	(1,284,260)	(1,284,260)

Balance, December 31, 2006	—	219,849	5,268,350	—	(4,905,607)	582,592

Issuance of common stock	—	559	2,841	—	—	3,400

Stock-based compensation	—	—	198	—	—	198

Net loss	—	—	—	—	(189,875)	(189,875)

Balance, December 29, 2007	$—	$220,408	$5,271,389	$—	$(5,095,482)	$396,315

See Notes to Consolidated Financial Statements.

ChromaDex, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 29, 2007 and December 31, 2006

	2007	2006

Cash Flows from Operating Activities
Net loss	$(189,875)	$(1,284,260)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	236,647	215,159
Amortization of intangibles	116,000	116,000
Amortization of unearned stock-based compensation	—	34,200
Loss on disposal of equipment	267	1,069
Stock-based compensation expense	198	160,142
Changes in operating assets and liabilities:
Accounts receivable	(72,171)	(9,735)
Inventories	(216,591)	36,026
Prepaid expenses and other	17,066	(78,362)
Accounts payable	189,713	(114,547)
Deferred rent	65,810	1,268
Accrued expenses	(163,932)	150,892
Customer deposits and other	2,902	(63,861)

Net cash (used in) operating activities	(13,966)	(836,009)

Cash Flows From Investing Activities
Purchases of property and equipment	(90,134)	(47,658)
Proceeds from sale of equipment	—	3,453

Net cash (used in) investing activities	(90,134)	(44,205)

Cash Flows From Financing Activities
Principal payments on long-term debt	(112,500)	(14,446)
Proceeds from issuance of common stock	3,400	1,123,079
Principal payments on capital leases	(66,773)	(30,131)
Advances from stockholders	158,793	158,800

Net cash (used in) provided by financing activities	(17,080)	1,237,302

Net (decrease) increase in cash	(121,180)	357,088

Cash:
Beginning	424,965	67,877

Ending	$303,785	$424,965

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$100,603	$16,718

Supplemental Schedules of Noncash Investing and Financing Activities
Capital lease obligation incurred for the purchase of equipment	$132,920	$97,519
See Notes to Consolidated Financial Statements.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies
Nature of business: ChromaDex, Inc. and its wholly owned subsidiary, ChromaDex Analytics, Inc. (the Company) create and supply botanical reference standards along with related phytochemical products and services. The Company’s main priority is to create industry-accepted information, products and services to every layer of the functional food, pharmaceutical, personal care and dietary supplement markets. The Company provides these services at terms of 30 days.
Significant accounting policies are as follows:
Principles of consolidation: The consolidated financial statements include the accounts of ChromaDex, Inc. and its wholly owned subsidiary, ChromaDex Analytics, Inc. Intercompany transactions and balances have been eliminated in consolidation.
Accounting estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Fiscal year-end: The Company reports on a 52-32 week year. The fiscal years ended December 29, 2007 and December 31, 2006 each consisted of 52 weeks.
Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a periodic review of all outstanding amounts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received.
Inventories: Inventories are comprised of finished goods and are stated at the lower of cost, determined by the first-in, first-out method (FIFO) method, or market.
Intangibles: Intangibles consist of licensing costs and are amortized on the straight-line method over the contract life of 10 years.
Leasehold improvements and equipment: Leasehold improvements and equipment are carried at cost and depreciated on the straight-line method over the estimated useful life of each asset. Leasehold improvements and equipment are comprised of laboratory equipment, furniture and fixtures, vehicles and computer equipment. Useful lives range from 3 to 10 years. Depreciation on equipment under capital lease is included with depreciation on owned assets.
Customer deposits: Customer deposits represent cash received from customers in advance of product shipment or delivery of services.
Deferred taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies (continued)
Fair value determination of privately-held securities: The fair values of the common stock as well as the common stock underlying options and warrants granted as part of asset purchase prices or as compensation were estimated by management. Determining the fair value of stock requires making complex and subjective judgments. The Company used the market approach to estimate the value of the enterprise at each date on which securities are issued or granted. The enterprise value available to all stockholders and allocating that value among the various classes of stock based on the rights, privileges and preferences of the respective classes. There is inherent uncertainty in these estimates.
Stock-based compensation: The Company’s stock-based employee compensation plan is described in Note 8. Prior to 2006, the Company accounted for this plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company accounted for stock-based compensation to non-employees at fair value.
In addition, the Company’s subsidiary also maintained a stock-based compensation plan. The subsidiary also accounted for this plan under the recognition and measurement principles of APB 25 and related interpretations. The subsidiary accounted for stock-based compensation to non-employees at fair value.
Beginning in 2006, the Company accounted for newly issued stock-based compensation under the recognition and measurement provisions of SFAS 123(R). The standard requires entities to measure the cost of services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the individual is required to provide services for the award.
The Company adopted SFAS 123 (R) utilizing the prospective method and applied the measurement provisions of SFAS 123(R) prospectively to all awards granted, modified, repurchased, or cancelled after January 1, 2006 (required effective date). The Company continues to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards.
The Company recognizes compensation expense under Statement No. 123(R) over the requisite service period using the straight-line method. The Company has determined that the fair value method should be used in determining the value of its stock options. The fair value method requires that the volatility assumption used in an option-pricing model be based on the historical volatility of daily closing total returns from industry sector comparable companies.
New accounting pronouncements: The Financial Accounting Standards Board (FASB) has issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.
The Company presently recognizes income tax positions based on management’s estimate of whether it is reasonably possible that a liability has been incurred for unrecognized income tax benefits by applying FASB Statement No. 5, Accounting for Contingencies.
In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Company will be required to adopt FIN 48 in its 2008 annual financial statements. The provisions of FIN 48 are to be applied to all tax positions upon initial application of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies (continued)
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The Company has not yet determined the impact of the adoption of SFAS No. 157, if any, on its financial position, results of operations and cash flows.
In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact of the adoption of SFAS No. 159, if any, on its financial position, results of operations and cash flows.
In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), Business Combinations (SFAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting for business combinations. SFAS 141(R) establishes new disclosure requirements and, among other things, requires the acquiring entity in a business combination to record contingent consideration payable, to expense transaction costs, and to recognize all assets acquired and liabilities assumed at acquisition-date fair value. This standard is effective for the beginning of the Company’s first fiscal year beginning after December 15, 2008. SFAS 141(R) will have a significant impact on the accounting for future business combinations after the effective date and will impact financial statements both on the acquisition date and subsequent periods.
Revenue recognition: The Company recognizes sales and the related cost of goods sold at the time the merchandise is shipped to customers or service is performed, when each of the following conditions have been met: an arrangement exists, delivery has occurred, there is a fixed price, and collectability is reasonably assured.
Reclassifications: Certain prior year balances have been reclassified to conform to the 2007 presentation.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 2. Intangible Assets
Intangible assets consisted of the following:

	2007		2006
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortized intangible assets:
License agreements	$1,160,000	$672,970	$1,160,000	$556,970
Amortized expense on amortizable intangible assets included in the consolidated statement of operations for each of the years ended December 29, 2007 and December 31, 2006 was $116,000.
Estimated aggregate amortization expense for each of the next five years is as follows:

Years ending December:
2008	$116,000
2009	116,000
2010	63,500
2011	58,030
2012	36,000
Thereafter	97,500

$487,030

Note 3. Leasehold improvements and Equipment
Leasehold improvements and equipment consisted of the following:

	2007	2006

Laboratory equipment	$1,831,453	$1,706,101
Leasehold Improvements	87,070	890
Computer equipment	171,340	170,276
Furniture and fixtures	15,308	7,741
Office equipment	2,000	—

	2,107,171	1,885,008
Less accumulated depreciation	974,348	738,325

	$1,132,823	$1,146,683

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 4. Notes Payable
At December 31, 2006, notes payable totaling $112,500 consisted of two unsecured promissory notes payable upon demand with interest at 8%. These notes were repaid during 2007. Interest expense related to notes payable was $5,133 and $14,333 for the years ended December 29, 2007 and December 31, 2006, respectively.
Note 5. Capitalized Lease Obligations
The Company leases equipment under capitalized lease obligations with a total cost of $224,003 and $260,351 and accumulated amortization of $112,284 and $75,479 as of December 29, 2007 and December 31, 2006, respectively.
Minimum future lease payments under capital leases as of December 29, 2007, are as follows:

Year ending December:
2008	$101,851
2009	95,298
2010	38,518
2011	38,518
2012	13,289

Total minimum lease payments	287,474
Less amount representing interest	60,137

Present value of net minimum lease payments	227,337
Less current portion	74,571

Long-term obligations under capital leases	$152,766

Interest expense related to capital leases was $26,682 and $11,826 for the years ended December 29, 2007 and December 31, 2006, respectively.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 6. Accrued Expenses
Accrued expenses consisted of:

	2007	2006

Salaries and vacation	$118,833	$101,304
Professional services	159,301	181,455
Interest	—	96,249
Other	73,792	109,348

	$351,926	$488,356

Note 7. Income Taxes
A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate of 34% for 2007 and 2006 compared to the Company’s income tax expense for the years ended December 29, 2007 and December 31, 2006, is as follows:

	2007	2006

Income tax expense (benefit) at statutory rate	$(65,000)	$(437,000)
(Increase) decrease resulting from:
State income taxes, net of federal tax effect	(9,000)	(61,000)
Nondeductible expenses	5,000	2,000
Change in valuation allowance	69,000	443,000
Stock option accounting change	—	53,000

	$—	$—

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 7. Income Taxes (continued)
The deferred income tax assets and liabilities consisted of the following components as of December 29, 2007 and December 31, 2006:

	2007	2006

Deferred tax assets:
Net operating loss carryforward	$1,181,000	$1,181,000
Inventory reserve	88,000	68,000
Allowance for doubtful accounts	35,000	43,000
Accrued expenses	479,000	430,000
Stock option expense	75,000	75,000
Intangibles	33,000	33,000

	1,891,000	1,830,000
Less valuation allowance	1,789,000	1,720,000

	102,000	110,000

Deferred tax liabilities:
Property and equipment	(92,000)	(93,000)
Prepaid expenses	(10,000)	(17,000)

	(102,000)	(110,000)

	$—	$—

The Company has tax net operating loss carryforwards available to offset future federal taxable income and future state taxable income of approximately $2,987,195 and $2,500,571, respectively which expire in December 31, 2025 and 2026, respectively. A full valuation allowance has been established as the Company believes it is more likely than not that deferred tax assets as of December 29, 2007 and December 31, 2006 will not be realized in future periods.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 8. Stock Options and Unearned Stock-Based Compensation
Company’s stock option plan: At the discretion of management and with approval of the Board of Directors, the Company may grant options to purchase the Company’s common stock to certain individuals from time to time. Management and the Board of Directors determine the exercise price, vesting periods and expiration dates at the time of grant. Expiration dates are not to exceed 10 years. The Company under its 2007 option plan is authorized to issue stock options that total no more than 3,000,000 shares and was authorized to issue stock options that totaled no more than 2,198,490 under its 2000 option plan which was terminated at the beginning of 2007. The remaining amount available for issuance totaled 2,805,000 at December 29, 2007. The option awards generally vest over a five-year period following grant date after a passage of time.
During the year ended December 31, 2006, by agreement with the option holders, the Company exchanged options that were previously outstanding in the subsidiary’s plan for options in the Company’s plan. All new options were issued with vesting and terms consistent with the previously issued options. This effectively resulted in a cancellation of the previously issued options in the subsidiary’s plan and a new issuance of options in the Company’s plan and a reclassification of unearned stock based compensation to additional paid-in capital.
The Company recognized share-based compensation expense of $198 and $160,152 in general and administrative expenses in the statement of operations for the years ended December 29, 2007 and December 31, 2006, respectively.
The fair value of the Company’s stock options was estimated at the date of grant using the Black-Scholes based option valuation model. The table below outlines the weighted average assumptions for options granted during the years ended December 29, 2007 and December 31, 2006.

Year Ended December	2007	2006
Expected volatility	28.81%	15.81%
Expected dividends	0.00%	0.00%
Expected term	6.4 years	7 - 10 years
Risk-free rate	3.86%	4.55%
The Company uses historical data to estimate option exercise and employee termination within the valuation model. The assumption for expected future volatility is based on a benchmark volatility index of publicly held companies in similar industries. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 8. Stock Options and Unearned Stock-Based Compensation (continued)
A summary of option activity under the Plan as of December 29, 2007 and December 31, 2006, and changes during the years then ended is presented below:

		Weighted
		Average	Remaining
		Exercise	Contractual
	Units	Price	Term

Outstanding at December 31, 2005	494,000	$0.92

Options Granted	936,950	1.19
Options Exercised	—
Options Forfeited	(115,000)	0.96

Outstanding at December 31, 2006	1,315,950	1.11

Options Granted	195,000	1.50
Options Exercised	(2,600)	1.31
Options Forfeited	(34,400)	1.11

Outstanding at December 29, 2007	1,473,950	$1.16	7.53

Exercisable on December 29, 2007	767,260	$0.85	6.09

As of December 29, 2007 and December 31, 2006, there was $3,458 and $0 of total unrecognized compensation expense, respectively, related to nonvested share based compensation arrangements granted under the plans. That cost is expected to be recognized over a weighted average period of 4.03 and 4.06 years, respectively as of December 29, 2007 and December 31, 2006. The weighted average fair value of options granted during the years ended December 29, 2007 and December 31, 2006 was $.44 and $1.19, respectively.
Note 9. Lease Commitments
The Company leases its office and research facilities in California and Colorado under operating lease agreements that expire at various dates from June 2008 through March 2012. Monthly lease payments range from $2,031 per month to $23,612 per month, and minimum lease payments escalate during the terms of the leases. Generally accepted accounting principles require total minimum lease payments to be recognized as rent expense on a straight-line basis over the term of the lease. The excess of such expense over amounts required to be paid under the lease agreement is carried as a noncurrent liability on the Company’s consolidated balance sheet.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 9. Lease Commitments (continued)
Minimum future rental payments under all of the leases are as follows:

Years ending December:
2008	$396,370
2009	412,372
2010	428,825
2011	142,924
2012	29,390

$1,409,881

Rent expense was $402,577 and $368,651 for the years ended December 29, 2007 and December 31, 2006, respectively.
Note 10. Related Party Transactions
At December 29, 2007 and December 31, 2006, the Company owed $1,167,828 and $1,009,029, respectively, to two officers relating to unpaid compensation. The amounts owed to officers are unsecured, non-interest bearing, and payable on demand.
Note 11. Litigation
On August 21, 2006 the Company and Innovative Health Products Inc entered into a settlement agreement (the settlement agreement) in connection with a lawsuit filed by Innovative Health Products alleging breach of contract. In connection with the settlement agreement the Company recorded an obligation of $155,000.
From time to time the Company has and expects to have claims and pending legal proceedings that generally involve product liability, professional service and employment issues. These proceedings are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the Company. In the opinion of management, such proceedings are substantially covered by insurance and/or are without merit, and the ultimate disposition of such proceedings is not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Note 12. Management’s Plans for Operations and Subsequent Event
The Company has incurred a loss from operations of $177,720 and a net loss of $189,875 for the year ended December 29, 2007, and a net loss of $1,284,260 for the year ended December 31, 2006, attributable primarily to the analytical services line of business. The Company’s business plan for 2008 reflects positive earnings before income taxes, depreciation and amortization. Management has implemented strategic operational structure changes which it believes will allow the Company to achieve profitability with future growth without incurring additional overhead costs. The Company expects to grow the analytical services business and achieve break-even by mid-year 2008. Management’s anticipation of future growth is largely related to the Food and Drug Administration’s (FDA’s) guideline releases in the dietary supplement industry. The Company has implemented a comprehensive marketing plan design targeted on leveraging its capabilities concurrent with the FDA’s releases. Management believes that these changes along with information technology and process initiatives will position the Company for growth without the need for additional capital spending.

ChromaDex, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Note 12. Management’s Plans for Operations and Subsequent Event (continued)
The Company is currently conducting a private placement equity offering using Newcastle Financial Services, Inc. as a broker. The total offering is for 4,411,765 shares at $1.36 for a total of $6,000,000. Investors who purchase these shares will also receive one warrant to purchase an additional share of the Company at $3.00 for every two shares they purchase. The Company has the right to call these warrants at $4.50 per share. The total warrants to be issued under this placement if fully subscribed will be 2,205,882. Newcastle Financial Services, Inc., in exchange for their services as a broker will receive 10% of the cash proceeds from the offering and will also receive a warrant to purchase one share at $1.36 for every ten shares subscribed under the offering.
Subsequent to year-end, the Company received capital contributions from third party investors totaling $2,625,000 and has issued 1,930,148 shares of common stock. In addition, 193,014 warrants were issued with a strike price of $1.36 and 965,074 warrants were issued with a strike price of $3.00. The Company has paid $262,500 in brokerage fees in connection with these transactions.

ChromaDex, Inc. and Subsidiary
Condensed Consolidated Financial Report (Unaudited)
3.29.2008

ChromaDex, Inc. and Subsidiary
Condensed Consolidated Balance Sheets (Unaudited)
As of March 29, 2008 and December 31, 2007

	March 29, 2008	December 29, 2007

Assets

Current Assets
Cash	$1,694,661	$303,785
Trade receivables, less allowance for doubtful accounts 2008 $70,830 2007 $70,429	320,969	375,233
Inventories	557,863	497,635
Prepaid expenses and other	94,677	60,264

Total current assets	2,668,170	1,236,917

Property and Equipment, net	1,264,398	1,132,823

Deposits and Other Noncurrent Assets
Deposits	49,821	63,976
Intangible assets, less accumulated amortization 2008 $701,423; 2007 $672,970	458,577	487,030

	508,398	551,006

	$4,440,966	$2,920,746

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$257,224	$500,538
Accrued expenses	300,220	351,926
Notes payable	—	—
Current maturities of capital lease obligations	76,965	74,571
Due to officers	1,178,206	1,167,822
Customer deposits and other	105,757	117,969

Total current liabilities	1,918,372	2,212,826

Capital Lease Obligations, less current maturities	132,620	152,766

Deferred Rent	153,876	158,839

Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000,000 shares; issued and outstanding 2008 23,653,278 shares; 2007 22,040,797 shares	236,533	220,408
Additional paid-in capital	7,217,950	5,271,389
Retained earnings (deficit)	(5,218,385)	(5,095,482)

	2,236,098	396,315

	$4,440,966	$2,920,746

See Notes to Condensed Consolidated Financial Statements.

F-1

ChromaDex, Inc. and Subsidiary
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Month Periods ending March 29, 2008 and March 31, 2007

	March 29, 2008	March 31, 2007

Sales	$1,059,716	$1,206,893

Cost of goods sold	660,272	664,286

Gross profit	399,444	542,607

Operating expenses:
Selling	171,984	100,556
General and administrative	342,738	319,324

	514,722	419,880

Operating (loss) income	(115,278)	122,727

Nonoperating (income) expenses:
Interest expense	7,616	9,633
Interest income	(404)	(622)
Other	416	723

	7,628	9,735

Income taxes	—	—

Net (loss) income	$(122,906)	$112,993

See Notes to Condensed Consolidated Financial Statements.

F-2

ChromaDex, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Three Month Periods ending March 29, 2008 and March 31, 2007

	March 29, 2008	March 31, 2007
Cash Flows from Operating Activities
Net (loss) income	$(122,906)	$112,993
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation	59,664	56,936
Amortization of intangibles	28,453	29,000
Stock-based compensation expense	184	—
(Increase) decrease in
Accounts receivables	54,264	(120,126)
Inventories	(60,227)	(109,606)
Prepaid and other expenses	(34,412)	10,305
Deposits	14,155	(49,055)
Increase (decrease) in
Accounts payables	(243,314)	173,895
Accrued expenses	(51,706)	(107,226)
Customer deposits and other liabilities	(12,211)	(23,205)
Deferred rent	(4,963)	(3,081)

Net cash (used in) operating activities	(373,019)	(29,170)

Cash Flows From Investing Activities
Purchases of property and equipment	(191,239)	(7,670)

Net cash (used in) investing activities	(191,239)	(7,670)

Cash Flows From Financing Activities
Principal payment on capital leases	(17,752)	(17,381)
Principal payments on long-term debt	—	(25,000)
Proceeds from issuance of common stock	1,962,502	—
Advances from stockholders	10,384	39,700

Net cash provided by (used in) financing activities	1,955,134	(2,681)

Net increase (decrease) in cash	1,390,876	(39,521)

Cash:
Beginning	303,785	424,965

Ending	$1,694,661	$385,444

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$7,616	$9,633

Supplemental Schedules of Noncash Investing and Financing Activities
Capital lease obligation incurred for the purchase of equipment	$—	$68,000
See Notes to Condensed Consolidated Financial Statements.

F-3

Note 1. Interim Financial Statements
The accompanying condensed financial statements of ChromaDex, Inc. and its wholly owned subsidiary, ChromaDex Analytics, Inc. (the “Company”) include all adjustments, consisting of normal recurring adjustments and accruals, that in the opinion of the management of the Company are necessary for a fair presentation of our financial position as of March 29, 2008 and results of operations and cash flows for the three months ended March 29, 2008 and March 31, 2007. These unaudited interim condensed financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 29, 2007 appearing elsewhere in the filing. Operating results for the three months ended March 29, 2008 are not necessarily indicative of the results to be achieved for the full year of trading ending on January 3, 2009. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reports amounts of revenues and expenses during the period. Actual results could differ from those estimates.
Note 2. Nature of Business and Significant Accounting Policies
Nature of business: The Company creates and supplies botanical reference standards along with related phytochemical products and services. The Company’s main priority is to create industry-accepted information, products and services to every layer of the functional food, pharmaceutical, personal care and dietary supplement markets. The Company provides these services at terms of 30 days.
Basis of presentation: The financial statements and accompanying notes have been prepared on a consolidated basis and reflect the consolidated financial position of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated from these financial statements. The Company’s fiscal year ends on the Saturday closest to the end of December and the Company’s fiscal quarters end on the Saturday closest to calendar quarter end. Fiscal 2008 includes 53 weeks instead of the normal 52 weeks. The inclusion of an extra week occurs every fifth or sixth fiscal year due to the Company’s floating year-end date.
New accounting pronouncements: In March 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important disclosure information Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.
In December 2007, FASB issued FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. This statement has no effect on the financial statements as the Company does not have any outstanding non-controlling interest.

F-4

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures for fiscal years beginning after November 15, 2007. There was no impact effect on the Company’s March 29, 2008 quarterly financial statements resulting from the adoption of this standard.
Note 3. Property and Equipment
Property and equipment consisted of the following:

	March 29, 2008	December 31, 2007

Laboratory equipment	$2,006,714	$1,831,453
Leasehold improvements	87,070	87,070
Computer equipment	185,873	171,340
Furniture and fixtures	16,753	15,308
Office equipment	2,000	2,000

	2,298,410	2,107,171
Less: accumulated depreciation	1,034,012	974,348

	$1,264,398	$1,132,823

Note 4. Income Taxes
Due to the continuing operating losses, no tax benefit is being recorded. The Company continues to provide a full valuation allowance for any future tax benefits resulting from the Company’s net operating losses.
Note 5. Capital Stock
During the three month period ending March 29, 2008, the Company received net capital contributions from third party investors through a private placement offering of $1,912,502 in exchange for issuing 1,562,481 shares of common stock. In conjunction with this offering, warrants to purchase 781,250 shares of common stock were issued to such investors at $3.00 per share of which the Company has a call at $4.50 per share and the Company was obligated to issue an additional warrant for the purchase of 156,248 shares of common stock at $1.36 per share to the placement agent. The warrant to the placement agent will be issued at the conclusion of the private placement offering. Additionally, the Company sold 50,000 shares for $50,000 to one of its shareholders.
Note 6. Stock Options and Unearned Stock-Based Compensation
The Company issued 5,000 options to purchase the Company’s stock in the three month period ending March 29, 2008. These were issued under the company’s Amended and Restated 2007 Equity Incentive Plan and were considered immaterial.
Note 7. Related Party Transactions
At March 29, 2008 and December 29, 2007, the Company owed $1,178,206 and $1,167,822, respectively, to two officers relating to unpaid compensation. The amounts owed to officers are unsecured, non-interest bearing, and payable on demand.

F-5

Note 8. Management’s Plans for Continuing Operations and Subsequent Event
The Company has incurred a loss from continuing operations of $115,278 and a net loss of $122,906 for the three month period ended March 29, 2008, and a net Income of $112,993 for the three month period ended March 31, 2007, attributable primarily to the analytical services line of business. The Company’s business plan for 2008 reflects positive earnings before income taxes, depreciation and amortization. Management has implemented strategic operational structure changes, which it believes, will allow the Company to achieve profitability with future growth without incurring additional overhead costs. The Company expects to grow the analytical services business and achieve break-even by mid-year 2008. Management’s anticipation of future growth is largely related to the Food and Drug Administration’s (FDA’s) upcoming guideline releases in the dietary supplement industry. The Company has implemented a comprehensive marketing plan design targeted on leveraging its capabilities concurrent with the FDA’s releases.
Subsequent to three month period ending March 29, 2008, the Company received net capital contributions from third party investors through the private placement offering totaling $1,304,973. The Company issued 1,066,137 shares of common stock in connection with the private placement.
In addition, in connection with the private placement, warrants for the purchase of 533,067 shares of common stock were issued with a strike price of $3.00, of which the Company has a call at $4.50 per share. The Company is also obligated to issue an additional warrant for the purchase of 106,613 shares of common stock with a strike price of $1.36 to the placement agent. The warrant to the placement agent will be issued at the conclusion of the private placement offering.

F-6

Cody Resources, Inc.
Pro Forma Unaudited Financial Statements
As of March 29, 2008
For the Three Months Ended March 29, 2008 and the Year Ended December 29, 2007
The following unaudited pro forma consolidated financial statements (“pro forma statements”) give effect to the reverse acquisition of ChromaDex, Inc (“ChromaDex”) by Cody Resources, Inc (“Cody”) and are based on the estimates and assumptions set forth herein and in the notes to such Pro Forma statements.
On May 21, 2008, Cody, CDI Acquisition, Inc. and ChromaDex, entered into an Agreement and Plan of Merger (the “Agreement”). The Agreement provides for a merger of CDI Acquisition with and into ChromaDex, with ChromaDex remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of ChromaDex will receive common stock of Cody in exchange for their common stock in ChromaDex. ChromaDex is the acquirer for accounting purposes. The following unaudited financial information gives effect to the above. The unaudited pro forma financial information is derived from (1) Cody’s audited historical financial statements included in Cody’s Form 10-KSB for the period ended November 30, 2007; (2) Cody’s unaudited historical financial statements included in Cody’s amended Form 10-QSB for the period ended February 29, 2008; (3) ChromaDex’s audited historical financial statements for the year ended December 29, 2007; and, (4) ChromaDex’s unaudited historical financial statements for the three months ended March 29, 2008. The unaudited pro forma consolidated balance sheet at March 29, 2008 assumes the effects of the above merger took place on March 29, 2008. The unaudited pro forma consolidated statement of operations for the year ended December 29, 2007 combines the historical statements of operations of Cody for the year ended November 30, 2007 and of ChromaDex for the year ended December 29, 2007. The unaudited pro forma consolidated statement of operations for the three months ended March 29, 2008 combines the historical statements of operations of Cody for the three months ended February 29, 2008 and of ChromaDex for the three months ended March 29, 2008. The unaudited pro forma consolidated statements of operations assume that the above merger took place as of January 1, 2007. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results of financial position that would have occurred if the transaction had been completed as of the date presented. Upon the completion of the Merger, Cody adopted the fiscal year of ChromaDex as the accounting acquirer. As a result, the fiscal year presented in these pro forma condensed combined financial statements is December 29, 2007 and the interim period is the period ended March 29, 2008. You should read this information in conjunction with:
1.	Accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

2.	Separate historical consolidated financial statements of Cody as of and for the year ended November 30, 2007, included in the annual report on Form 10-KSB for the year ended November 30, 2007;

3.	Separate historical consolidated financial statements of ChromaDex as of and for year ended December 29, 2007 included elsewhere in this Current Report on Form 8-k;

4.	Separate unaudited consolidated financial statements of Cody as of and for the three months ending February 29, 2008 included in the 10-QSB for the three month period ended February 29, 2008;

5.	Separate unaudited consolidated financial statements of ChromaDex as of and for the three months ended March 29, 2008 included elsewhere in this Current Report on Form 8-k.

Cody Resources Inc.

Pro Forma Unaudited Balance Sheet (Unaudited)
March 29, 2008

			Pro Forma
	ChromaDex	Cody	Adjustments		Consolidated

Assets

Current Assets
Cash	$1,694,661	$580	$—		$1,695,241
Trade receivables	320,969	—	—		320,969
Inventories	557,863	—	—		557,863
Prepaid expenses and other	94,677	—	—		94,677

Total current assets	2,668,170	580	—		2,668,750

Property and Equipment, net	1,264,398	—	—		1,264,398

Deposits and Other Noncurrent Assets
Deposits	49,821	—	—		49,821
Intangible assets	458,577	—	—		458,577

	508,398	—	—		508,398

	$4,440,966	$580	$—		$4,441,546

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$257,224	$3,328	$—		$260,552
Accrued expenses	300,220	—	—		300,220
Notes payable	—	—	—		—
Current maturities of capital lease obligations	76,965	—	—		76,965
Due to officers	1,178,206	—	—		1,178,206
Customer deposits and other	105,757	—	—		105,757

Total current liabilities	1,918,372	3,328	—		1,921,700

Capital Lease Obligations, less current maturities	132,620	—	—		132,620

Deferred Rent	153,876	—	—		153,876

Stockholders’ Equity
Common stock	236,533	1,390	3,110	(3)	241,033
Additional paid-in capital	7,217,950	38,610	(3,110)	(3)	7,253,450
Retained earnings (deficit)	(5,218,385)	(42,748)	—		(5,261,133)

	2,236,098	(2,748)	—		2,233,350

	$4,440,966	$580	$—		$4,441,546

Cody Resources Inc.

Pro Forma Condensed Combined Statement of Operations (Unaudited)
For the Three Months Ending March 29, 2008

			Pro Forma
	ChromaDex	Cody	Adjustments		Consolidated

Sales	$1,059,716	$—	$—		$1,059,716

Cost of goods sold	660,272	—	—		660,272

Gross profit	399,444	—	—		399,444

Operating expenses:
Selling	171,984	—	—		171,984
General and administrative	342,738	2,928	—		345,666

	514,722	2,928	—		517,650

Operating loss	(115,278)	(2,928)			(118,206)

Nonoperating (income) expenses:
Interest expense	7,616	—	—		7,616
Interest income	(404)	—	—		(404)
Other	416	—	—		416

	7,628	—	—		7,628

Net loss	$(122,906)	$(2,928)	$—		$(125,834)

Basic and Diluted Loss per Share	$(0.01)	$(0.00)	—		$(0.00)

Weighted average shares outstanding	22,142,919	16,038,473 (3)	(11,538,461	)(3)	26,642,931

Cody Resources Inc.

Pro Forma Condensed Combined Statement of Operations (Unaudited)
For the Year Ended December 29, 2007

			Pro Forma
	ChromaDex	Cody	Adjustments		Consolidated

Sales	$4,754,073	$—	$—		$4,754,073

Cost of goods sold	3,122,461	—	—		3,122,461

Gross profit	1,631,612	—	—		1,631,612

Operating expenses:
Selling	387,816	—	—		387,816
General and administrative	1,421,516	38,382	—		1,459,898

	1,809,332	38,382	—		1,847,714

Operating loss	(177,720)	(38,382)			(216,102)

Nonoperating (income) expenses:
Interest expense	31,815	—	—		31,815
Interest income	(17,698)	—	—		(17,698)
Other	(1,962)	—	—		(1,962)

	12,155	—	—		12,155

Net loss	$(189,875)	$(38,382)	$—		$(228,257)

Basic and Diluted Loss per Share	$(0.01)	$(0.00)	—		$(0.01)

Weighted average shares outstanding	22,014,235	16,038,473 (3)	(11,538,461	)(3)	26,514,247
Notes to Pro Forma Condensed Combined Financial Statements
Note 1 — Basis of Presentation
The Unaudited Pro Forma financial statements reflect financial information, which gives effect to the acquisition of all the outstanding common stock of ChromaDex, Inc (“ChromaDex”) in exchange for approximately 23,522,122 shares of Cody Resources, Inc. (“Cody”).The acquisition has been accounted for as a reverse acquisition. The combination of the two companies (the Company) is recorded as a recapitalization of Cody pursuant to which ChromaDex is treated as the continuing entity. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of ChromaDex that would affect the Pro Forma Statement of Operations.
Note 2 — Earnings per share
Dilutive securities, consisting of options to purchase the Company’s common stock and restricted stock awards, are included in the calculation of diluted weighted average common shares. Dilutive securities for the three month period ended March 29, 2008 were 0 given the fact that it cannot be determined at this time if these shares are in the money given the lack of a market for said shares. In addition, due to the Company’s net loss, any common stock equivalents would be anti-dilutive and therefore would be excluded for this reason as well.

Note 3 — Adjustments
On March 28, 2008, Cody completed a forward stock split of 11.538461 Cody shares for every one share of Cody then outstanding per Cody’s 8-K/A filed April 24, 2008. Immediately prior to the merger Cody cancelled 11,538,461 shares as contemplated by the Agreement. The result of the foregoing two events led to a net increase of Cody shares from 1,390,000 to 4,500,012. The amount shown under Cody in the accompanying pro forma statement give effect to the split discussed above and vary from Cody’s previous filings.

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of May 21, 2008, among Cody, CDI Acquisition, Inc. and ChromaDex, Inc., as amended on June 10, 2008.
3.1	Certificate of Incorporation of Cody Resources, Inc., a Delaware corporation and Certificate of Amendment of Cody Resources, Inc.
3.2	Bylaws of Cody Resources, Inc., a Delaware corporation
4.1	Investor’s Rights Agreement, effective as of December 31, 2005, by and between The University of Mississippi Research Foundation and ChromaDex
4.2
Tag-Along Agreement effective as of December 31, 2005, by and among the Company, Frank Louis Jaksch, Snr. & Maria Jaksch, Trustees of the Jaksch Family Trust, Margery Germain, Lauren Germain, Emily Germain, Lucie Germain, Frank Louis Jaksch, Jr., and the University of Mississippi Research Foundation

4.3	License Agreement, effective September 15, 2005 between L&J Becvar, L.P. and ChromaDex, Inc.
4.4	Form of Warrant to Purchase Shares of Common Stock of ChromaDex Corporation
10.1	ChromaDex, Inc. 2000 Non-Qualified Incentive Stock Option Plan effective October 1, 2000
10.2	Second Amended and Restated 2007 Equity Incentive Plan effective March 13, 2007
10.3	Form of Stock Option Agreement under the ChromaDex, Inc. Second Amended and Restated 2007 Equity Incentive Plan
10.4	Form of Restricted Stock Purchase Agreement under the ChromaDex, Inc. 2007 Equity Incentive Plan
10.5	Employment Agreement dated April 14, 2008, by and between Frank L. Jaksch, Jr. and ChromaDex, Inc.
10.6	Employment Agreement dated April 14, 2008, by and between Thomas C. Varvaro and the ChromaDex, Inc.
10.7	Standard Industrial/Commercial Multi-Tenant Lease – Net dated December 19, 2006, by and between the ChromaDex, Inc. and SCIF Portfolio II, LLC
10.8
Lease Agreement dated October 26, 2001, by and between Railhead Partners, LLC and NaPro BioTherapeutics, Inc., as assigned to ChromaDex Analytics, Inc. on April 9, 2003 and amended on September 24, 2003

10.9	Licensing Agreement Nutraceutical Standards effective as of December 31, 1999 between the University of Mississippi Research Foundation and ChromaDex
10.10	Equity Based License Agreement dated October 25, 2001, by and between the Company and Bayer Innovation Beteiligungsgesellshaft mbH, as amended as of October 30, 2003
10.11	License Agreement, effective September 15, 2005 between L&J Becvar, L.P. and ChromaDex, Inc. (1)
10.12	Option Agreement, and Patent License Agreement, both effective on August 19, 2005 and both between the Board of Regents of The University of Texas Systems and ChromaDex, Inc.
10.13	Stock Redemption Agreement, dated June 18, 2008 between ChromaDex, Inc. and Bayer Innovation GmbH (formerly named Bayer Innovation Beteiligungsgesellschaft mbH)
10.14	Promissory Note, dated June 18, 2008 between ChromaDex, Inc. as borrower and Bayer Innovation GmbH as lender
16.1	Letter on Change in Certifying Accountant
21.1	Subsidiaries of ChromaDex

(1)	Incorporated by reference to Exhibit 4.3 of this Current Report on Form 8-K.